                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 14, 2002

                           Brooks-PRI Automation, Inc.
--------------------------------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-25434                                 04-3040660
------------------------------------      -------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)


15 Elizabeth Drive, Chelmsford, Massachusetts                01824
---------------------------------------------      -----------------------------
 (Address of Principal Executive Offices)                  (Zip Code)

                                 (978) 262-2400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2 ACQUISITION OF ASSETS

            On May 14, 2002, Brooks Automation, Inc. ("Brooks" or the "Registrant") completed the previously announced acquisition of PRI Automation, Inc. ("PRI"). PRI supplies advanced factory automation systems, software and services that optimize the productivity of semiconductor and precision electronics manufacturers, as well as OEM process tool manufacturers. Pursuant to the Amended and Restated Agreement and Plan of Merger between the parties, PRI was merged with and into Brooks. Stockholders of PRI received 0.52 shares of Brooks common stock for each share of PRI common stock held. Approximately [13,528,000] shares of Brooks common stock were issued to PRI stockholders in the merger. Brooks has reserved an additional [3,278,605] shares for issuance upon the exercise of options, warrants or other rights to purchase PRI common stock, which were assumed by Brooks and converted into options, warrants or other rights to purchase Brooks common stock.

            In connection with the merger, Brooks changed its name to Brooks-PRI Automation, Inc., and increased the size of its board of directors from five to seven members. Mitchell Tyson, the former president and chief executive officer of PRI, and Kenneth Thompson, a former director of PRI, were appointed to fill the new positions on the Brooks board.

            The merger was structured as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and has been accounted for as a purchase transaction.

            The terms of the merger and the consideration received were the result of arm's length negotiations by the parties, their representatives and their financial advisors. Certain directors and executive officers of Brooks and PRI had interests in the merger that were different from, or in addition to, their interests solely as stockholders, including the following:

      - Under his employment agreement with Brooks, upon completion of the merger, Robert J. Therrien, Brooks' president and a member of its board of directors, received an increase in salary from $500,000 to $615,000 and more favorable supplemental retirement benefits, in the form of an increase of $9,583 in his minimum monthly retirement benefit and the payment of his retirement benefit in a single, lump-sum payment rather than over a period of time;

      - Brooks approved a new, more favorable compensation package for its nonemployee directors, conditional upon completion of the merger, which increases the annual pay to such directors from $1,000 to $20,000, and also increases annual compensation for nonemployee directors who serve on a committee from $4,000 to $5,000 per year for each committee on which they serve. The initial and annual option grants to nonemployee directors have been increased from 10,000 and 5,000 shares of Brooks common stock to 25,000 and 10,000 shares, respectively, and a one-time grant of 15,000 shares was made to existing nonemployee directors;

      - All officers and numerous other employees of PRI have retention agreements under which they will be entitled to severance payments if Brooks does not offer them employment after the merger at a comparable salary. These officers and employees will also be entitled to accelerated vesting of all of their outstanding options, including the PRI options assumed by Brooks in the merger, if Brooks does not offer them employment after the merger at a comparable salary, or if Brooks offers them such employment and they remain in their new positions for one year after the merger. As of December 31, 2001 (exclusive of Mr. Tyson's benefits described below), the fair market value using the Black-Scholes option pricing model of all of the options subject to possible accelerated vesting was approximately $28.5 million and the maximum amount of severance payments to be made was $10.4 million;

      - Mitchell G. Tyson, the former president, chief executive officer and director of PRI, entered into an employment agreement with Brooks which became effective upon the completion of the merger under which he is entitled to a six month salary of $182,000, 100% accelerated vesting of all of his outstanding options (fair market value using the Black-Scholes option pricing model of approximately $4.5 million as of December 31, 2001), a retention bonus of $364,000 in the event that he fulfills his six month employment obligation, and payments of $546,000 per year in exchange for a two year non-competition covenant;

      - Brooks agreed to appoint Mitchell G. Tyson and Kenneth M. Thompson to the board of directors of Brooks; and

      - Brooks agreed to maintain all rights to indemnification existing immediately prior to the completion of the merger in favor of the directors and officers of PRI and its subsidiaries against liabilities arising out of their service as officers and directors of PRI before the merger.

      The boards of directors of Brooks and PRI were aware of these interests and took these interests into account in unanimously approving the merger and the transactions contemplated in the merger agreement.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            Included with this report on Form 8-K/A are unaudited financial statements of PRI Automation, Inc. and audited financial statements of PRI Automation, Inc. as follows:

            Unaudited Condensed Consolidated Balance Sheets as of December 30, 2001 and September 30, 2001

            Unaudited Condensed Consolidated Statements of Operations for the three months ended December 30, 2001 and December 31, 2000

            Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended December 30, 2001 and December 31, 2000

            Notes to Unaudited Condensed Consolidated Financial Statements

            Report of Independent Accountants

            Audited Consolidated Balance Sheets as of September 30, 2001 and
            2000

            Audited Consolidated Statements of Operations for the years ended September 30, 2001, 2000 and 1999

            Audited Consolidated Statements of Stockholder's Equity for the years ended September 30, 2001, 2000 and 1999

            Audited Consolidated Statements of Cash Flows for the years ended September 30, 2001, 2000 and 1999

            Notes to Audited Consolidated Financial Statements

      (b)   UNAUDITED PRO FORMA FINANCIAL INFORMATION

            Pro Forma Combined Condensed Balance Sheet as of December 31, 2001

            Pro Forma Combined Condensed Statement of Operations for the Year ended September 30, 2001

            Pro Forma Combined Condensed Statement of Operations for the Three Months ended December 31, 2001

            Notes to Unaudited Pro Forma Combined Condensed Financial Statements

      (c)   EXHIBITS


              ITEM NO.   DESCRIPTION
              23.1       Consent of PricewaterhouseCoopers LLP (Independent
                         Accountants for PRI Automation, Inc.)


                              PRI AUTOMATION, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)
                                  (Unaudited)


                                                                              DECEMBER 30, 2001    SEPTEMBER 30, 2001
                                                                              -----------------    ------------------
                                     ASSETS
Current assets:
        Cash and cash equivalents ........................................        $  62,502             $  58,968
        Trade accounts receivable, less allowance for doubtful
                accounts of $1,294 at December 30, 2001 and
                        $1,777 at September 30, 2001 .....................           18,080                31,561
        Contracts in progress ............................................            1,388                 2,270
        Inventories ......................................................           80,777                90,038
        Other current assets .............................................            9,509                 8,310
                                                                                  ---------             ---------
                Total current assets .....................................          172,256               191,147
Property and equipment, net ..............................................           16,924                18,489
Investment in affiliate ..................................................           13,996                 4,890
Other assets, net ........................................................            4,914                 4,429
                                                                                  ---------             ---------
                Total assets .............................................        $ 208,090             $ 218,955
                                                                                  =========             =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable .................................................        $  11,119             $  15,662
        Accrued expenses and other liabilities ...........................           34,095                37,487
        Accrued legal and restructuring costs ............................            6,665                 8,707
        Billings in excess of revenues and customer advances .............           48,278                52,589
                                                                                  ---------             ---------
                Total current liabilities ................................          100,157               114,445
Other long-term liabilities ..............................................              729                   753

Stockholders' equity:
        Preferred stock, $.01 per value; 400,000 shares
                authorized; none outstanding .............................               --                    --
        Common stock, $.01 par value; 75,000,000 shares
                authorized; 25,673,870 and 25,593,329
                  issued and outstanding at December 30, 2001
                      and September 30, 2001, respectively ...............              257                   256
        Additional paid-in capital .......................................          261,229               260,135
        Accumulated other comprehensive income (loss) ....................            1,661                (7,445)
        Accumulated deficit ..............................................         (155,943)             (149,189)
                                                                                  ---------             ---------
                Total stockholders' equity ...............................          107,204               103,757
                                                                                  ---------             ---------
                Total liabilities and stockholders' equity ...............        $ 208,090             $ 218,955
                                                                                  =========             =========


   The accompanying notes are an integral part of the condensed consolidated financial statements.

                              PRI AUTOMATION, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                                 THREE MONTHS ENDED
                                                                                     DECEMBER 30,          DECEMBER 31,
                                                                                        2001                  2000
                                                                                        ----                  ----
Net revenue:
        Product and equipment ...........................................             $ 40,404              $ 72,451
        Services and maintenance ........................................               14,489                12,253
                                                                                      --------              --------
                Total net revenue .......................................               54,893                84,704
                                                                                      --------              --------

Cost of revenue:
        Product and equipment ...........................................               32,534                50,703
        Services and maintenance ........................................                9,654                 7,950
                                                                                      --------              --------
                Total cost of revenue ...................................               42,188                58,653
                                                                                      --------              --------
Gross profit ............................................................               12,705                26,051
                                                                                      --------              --------
Operating expenses:
        Research and development ........................................                9,496                15,122
        Selling, general and administrative .............................               10,124                14,091
                                                                                      --------              --------
                Total operating expenses ................................               19,620                29,213
                                                                                      --------              --------
Operating loss ..........................................................               (6,915)               (3,162)
Other income (expense), net .............................................                  680                  (421)
                                                                                      --------              --------
Loss before provision for income taxes and cumulative effect of change in
        accounting principle ............................................               (6,235)               (3,583)
Provision for income taxes ..............................................                  519                   425
                                                                                      --------              --------
Loss before cumulative effect of change in accounting principle .........               (6,754)               (4,008)
Cumulative effect of change in accounting principle .....................                   --                (5,748)
                                                                                      --------              --------
Net loss ................................................................             $ (6,754)             $ (9,756)
                                                                                      ========              ========
Net loss per common share, basic and diluted:

Loss before cumulative effect of change in accounting principle .........             $  (0.26)             $  (0.16)
Cumulative effect of change in accounting principle, net of tax .........                   --                 (0.23)
                                                                                      ========              ========
Net loss ................................................................             $  (0.26)             $  (0.39)
                                                                                      ========              ========
Weighted average number of shares
        outstanding, basic and diluted ..................................               25,628                25,119
                                                                                      ========              ========



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                              PRI AUTOMATION, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                                              THREE MONTHS ENDED
                                                                                        DECEMBER 30,     DECEMBER 31,
                                                                                           2001              2000
                                                                                           ----              ----
Cash flows provided by (used in) operating activities:
        Net loss ...............................................................         $ (6,754)         $ (9,756)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
                Depreciation and amortization expense ..........................            2,551             2,804
                Loss on investment in affiliate ................................               --             1,617
                Provision for write-down of inventories ........................            1,306                --
                Other, net .....................................................             (457)              (78)
                Changes in operating assets and liabilities:
                        Trade accounts receivable ..............................           13,776             2,286
                        Contracts in progress ..................................              882            (1,283)
                        Inventories ............................................            7,955           (29,106)
                        Other assets ...........................................           (1,860)           (4,317)
                        Accounts payable .......................................           (4,605)           (1,256)
                        Accrued expenses and other liabilities .................           (5,356)             (970)
                        Billings in excess of revenue and customer advances ....           (4,331)           18,375
                                                                                         --------          --------
 Net cash provided by (used in) operating activities ...........................            3,107           (21,684)
                                                                                         --------          --------
Cash flows used in investing activities:
        Investment in affiliate ................................................               --           (11,467)
        Purchases of property and equipment ....................................             (875)           (3,245)
        Other ..................................................................             (135)              (68)
                                                                                         --------          --------
Net cash used in investing activities ..........................................           (1,010)          (14,780)
                                                                                         --------          --------

Cash flows provided by financing activities:
        Repayment of capital lease obligations .................................              (31)             (129)
        Proceeds from exercise of stock options and Employee Stock Purchase Plan            1,185               194
                                                                                         --------          --------
Net cash provided by financing activities ......................................            1,154                65
Effect of changes in exchange rates on cash ....................................              283               215
                                                                                         --------          --------
Net increase (decrease) in cash and cash equivalents ...........................            3,534           (36,184)
                                                                                         --------          --------
Cash and cash equivalents at beginning of period ...............................           58,968            92,484
                                                                                         --------          --------
Cash and cash equivalents at end of period .....................................         $ 62,502          $ 56,300
                                                                                         ========          ========
Supplemental disclosure of cash flow information:
        Cash paid during the period for:
                Interest expense ...............................................         $      8          $     17
                Income taxes, net ..............................................         $     83          $    183
        Non-cash transactions:
                        Acquisition of Commotion Technology, Inc ...............               --          $  1,925



   The accompanying notes are an integral part of the condensed consolidated financial statements.

                              PRI AUTOMATION, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)



A. ACCOUNTING POLICIES

BASIS OF PRESENTATION

      The condensed consolidated financial statements include the accounts of PRI Automation, Inc., its wholly-owned domestic subsidiaries and its wholly-owned and majority-owned foreign subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated.

      The results of operations for the three months ended December 31, 2000, have been adjusted to reflect the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." The Company's reported revenue included $1,998,000 and $3,130,000 for the three months ended December 30, 2001 and December 31, 2000, respectively, of revenue that was part of the cumulative effect adjustment for products that shipped during fiscal year 2000 but received final customer acceptance subsequent to September 30, 2000.

PREPARATION OF FINANCIAL STATEMENTS

      The interim financial data as of December 30, 2001 and for the three months ended December 30, 2001 and December 31, 2000 are unaudited. In the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for interim periods are not necessarily indicative of the results for the entire year. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of PRI Automation, Inc. for the year ended September 30, 2001 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

      For interim reporting purposes, the Company closes its first three fiscal quarters on the Sunday nearest the last day of December, March and June in each year. The Company's fiscal year ends on the last day of September.

B. INVENTORIES


                                 DECEMBER 30, 2001      SEPTEMBER 30, 2001
                                 -----------------      ------------------
                                             (IN THOUSANDS)
Raw materials ..........             $20,450                  $29,823
Work-in-process ........               8,459                    9,898
Finished goods .........              51,868                   50,317
                                     -------                  -------
                                     $80,777                  $90,038
                                     =======                  =======


C. ACCRUED EXPENSES AND OTHER LIABILITIES

                                       DECEMBER 30, 2001      SEPTEMBER 30, 2001
                                       -----------------      ------------------
                                                    (IN THOUSANDS)
Accrued expenses ................          $ 4,275                $ 4,500
Income taxes payable ............            3,828                  3,313
Accrued compensation and benefits            7,034                  7,903
Contract loss reserves ..........            5,663                  5,830
Warranty accrual ................           13,295                 15,941
                                           -------                -------
                                           $34,095                $37,487
                                           =======                =======

                              PRI AUTOMATION, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



D. OTHER INCOME (EXPENSE), NET


                                                                     THREE MONTHS ENDED
                                                          DECEMBER 30, 2001    DECEMBER 31, 2000
                                                                     (IN THOUSANDS)
Interest income, net ..............................             $ 368              $ 1,105
Net translation and foreign exchange gains (losses)               (19)                  90
Loss on investment in affiliate ...................                --               (1,617)
Other, net ........................................               331                    1
                                                                -----              -------
                                                                $ 680              $  (421)
                                                                =====              =======


E. NET LOSS PER SHARE

Basic and diluted net loss per common share is computed using the weighted average number of common shares outstanding. Options to purchase 6,545,519 and 5,175,695 shares of common stock were outstanding as of December 30, 2001 and December 31, 2000, respectively, but were not included in the computation of diluted net loss per common share because the Company was in a loss position and the inclusion of such shares would have had an anti-dilutive effect.

F. ACCRUED LEGAL AND RESTRUCTURING COSTS:

A rollforward of accrued legal and restructuring costs from September 30, 2001 to December 30, 2001 is as follows:


                                                   Accrued Legal and Restructuring Costs
                                  ----------------------------------------------------------------
                                  Employee        Legal        Facility        Other
                                   Costs          Costs       Exit Costs       Costs        Total
                                  ----------------------------------------------------------------
September 30, 2001 balance        $ 3,586         $2,741         $2,335         $45        $ 8,707

Q1 FY2002 payments                 (1,870)           (70)          (102)         --         (2,042)
                                  ----------------------------------------------------------------
December 30, 2001 balance         $ 1,716         $2,671         $2,233         $45        $ 6,665
                                  ----------------------------------------------------------------


The Company expects the majority of the remaining accrued legal and restructuring costs to be paid by the end of fiscal 2002.


G. OTHER COMPREHENSIVE INCOME

Total comprehensive income (loss) amounted to $2,352,000 and ($9,756,000) for the three months ended December 30, 2001 and December 31, 2000, respectively. Total comprehensive income (loss) differs from net income (loss) due to the unrealized gains and losses on the Shinsung investment. The unrealized gain on the Shinsung investment for the three months ended December 30, 2001, was $9,106,000.

H. SEGMENT REPORTING

The Company operates in three primary segments, all within the semiconductor manufacturing capital equipment industry, which serve both domestic and international markets. These reportable operating segments consist of Factory Systems, OEM Systems, and Software Systems. Each of the Company's operating segments includes a product and service component and has no significant intersegment revenues and expenses as all segments' revenues are generated from sales to unaffiliated customers.

                              PRI AUTOMATION, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


Operating segment information for the three months ended December 30, 2001 and December 31, 2000 is as follows:


                                                        THREE MONTHS ENDED
                                                   DECEMBER 30,     DECEMBER 31,
                                                       2001            2000
                                                          (IN THOUSANDS)
TOTAL NET REVENUE TO UNAFFILIATED CUSTOMERS:
Factory Systems ............................        $ 40,263         $ 38,204
OEM Systems ................................           9,080           38,611
Software Systems ...........................           5,550            7,889
                                                    --------         --------
Total net revenue ..........................        $ 54,893         $ 84,704
                                                    ========         ========

SEGMENT OPERATING PROFIT (LOSS):
Factory Systems ............................        $   (164)        $ (9,413)
OEM Systems ................................          (4,318)          10,955
Software Systems ...........................          (1,213)             301
Corporate and other expenses ...............          (1,220)          (5,005)
                                                    --------         --------
Consolidated operating loss ................        $ (6,915)        $ (3,162)
                                                    ========         ========


I. CONTINGENT LIABILITIES

      Between October 1, 1998 and January 1, 2002 the Company issued an aggregate of 896,521 shares of common stock to employees who exercised options granted under the 1997 Non-Incentive Stock Option Plan and an aggregate of 129,547 shares of common stock to employees who participated in the 2000 Employee Stock Purchase Plan. These issuances were not registered under the Act, due to an inadvertent failure to timely file Registration Statements on Form S-8 covering these transactions. The Company could be exposed to claims by some of its employees for rescission of these purchases. A rescission right involves the right of the employee to require the Company to repurchase the shares at the original exercise price plus interest. However, based on an investigation by the Company of these transactions, including subsequent dispositions by employees of the shares at prices higher than they paid, such that they have no rescission damages, the Company does not believe that the amount of any such potential rescission liability would be material to its financial condition.

      From November 2000 through January 2001, the Company and three of its directors (one an officer) were named as defendants in five virtually identical lawsuits filed in the United States District Court for the District of Massachusetts claiming, among other things, that the defendants violated certain securities laws and regulations. Each complaint sought certification as a class action on behalf of virtually all purchasers of the Company's stock from January 27, 2000 through September 11, 2000. The five cases have been consolidated, and the case is now entitled IN RE PRI AUTOMATION, INC. SECURITIES LITIGATION, Civil Action No. 00-123958-REK. A group of five persons has been appointed as lead plaintiff, and the court has approved the group's selection of lead counsel. A consolidated amended complaint was filed on October 16, 2001. The amended complaint claims that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5, and also Sections 11 and 15 of the Securities Act of 1933, by virtue of statements and omissions that the plaintiffs claim were materially false or misleading. In substance, the amended complaint alleges that, throughout the class period, senior management of the Company knew that the Company's Factory Automation Systems division was encountering manufacturing problems in preparing its new TurboStocker product for higher-volume production, that those manufacturing problems were financially material to the Company, and that the Company did not adequately disclose those problems until the end of the class period. The amended complaint also alleges that the registration statement for a securities offering by the Company in May 2000 failed adequately to disclose these manufacturing problems. The amended complaint seeks damages, pre-judgment and post-judgment interest, costs and attorneys' fees. The Company (together with the defendant directors) filed a motion to dismiss and supporting papers on December 4, 2001. Argument on the motion has been rescheduled, and a new date has not been set. The Company strongly believes that the lawsuit lacks merit, and the Company intends to defend against the claims vigorously. However, the Company could incur substantial costs defending the lawsuit, has no insurance coverage relating to these claims, and has undertaken to indemnify the individual defendants for any losses they may suffer. Moreover, although the Company has established a reserve of $3,000,000 for legal costs, the amount of that reserve may be inadequate. The lawsuits could also divert the time and attention of the Company's management. The Company cannot predict the outcome of the lawsuits at this time, and there can be no assurance that the litigation will not have a material adverse impact on its financial condition or results of operations.

      From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

J. PENDING SALE OF THE COMPANY

      On October 23, 2001, the Company entered into an Agreement and Plan of Merger with Brooks Automation, Inc. ("Brooks"). Under the merger agreement, holders of the Company's common stock will receive 0.52 shares of Brooks' common stock for each share of the Company's common stock outstanding at the time of the merger. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and will be accounted as a purchase transaction.

      On December 13, 2001, Brooks and PRI received a request from the Antitrust Division of the Department of Justice ("DOJ") for additional information pertaining to the pending acquisition. The waiting period applicable to the pending acquisition under the US Hart-Scott-Rodino ("HSR") Antitrust Improvements Act will expire 30 days after substantial compliance with this request, unless terminated earlier by the DOJ. The companies intend to respond diligently and as quickly as possible. However, the companies cannot estimate how long it will take to achieve substantial compliance with the request. Subject to completion of the HSR process and satisfaction of other customary closing conditions contained in the definitive merger agreement, including Brooks and PRI stockholder approvals, the companies anticipate the acquisition will close in late March or April 2002.

K. RECENT ACCOUNTING PRONOUNCEMENTS

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only, eliminating the pooling-of-interests method and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization, which is replaced with periodic tests of impairment of goodwill and that intangible assets other than goodwill be amortized over their useful lives. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS No. 142 were effective for fiscal years beginning after December 15, 2001, however early adoption is permitted for companies with a fiscal year beginning after March 15, 2001 and was adopted by the Company on October 1, 2001. The impact of SFAS No. 142 did not have a material effect on the Company's financial position and results of operations.

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." The objectives of SFAS No. 144 are to address significant issues relating to the implementation of FASB Statement No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of," and to develop a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and generally, its provisions are to be applied prospectively. The adoption of this standard is not expected to have a material effect on the Company's financial position and results of operations.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of PRI Automation, Inc.:

       In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of PRI Automation, Inc. and its subsidiaries at September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       As discussed in Note A to the consolidated financial statements, during the year ended September 30, 2001 the Company changed its method of recognizing revenue.


                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
November 19, 2001

                              PRI AUTOMATION, INC.
                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                      SEPTEMBER 30
                                                                                      ------------
                                                                                 2001               2000
                                                                                 ----               ----
                                     ASSETS
Current assets:
        Cash and cash equivalents ......................................       $  58,968         $  92,484
        Trade accounts receivable, less allowance for
          doubtful accounts of $1,777 at
           2001 and $2,881 at 2000 .....................................          31,561            73,019
        Contracts in progress ..........................................           2,270            23,668
        Inventories ....................................................          90,038            59,104
        Other current assets ...........................................           8,310             2,686
                                                                               ---------         ---------
                Total current assets ...................................         191,147           250,961
Property and equipment, net ............................................          18,489            24,065
Investment in affiliate ................................................           4,890                --
Other assets, net ......................................................           4,429             1,898
                                                                               ---------         ---------
                Total assets ...........................................       $ 218,955         $ 276,924
                                                                               =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable ...............................................       $  15,662         $  28,536
        Accrued expenses and other liabilities .........................          37,487            32,809
        Accrued legal and restructuring costs ..........................           8,707                --
        Billings in excess of revenues and customer advances ...........          52,589            11,986
                                                                               ---------         ---------
                Total current liabilities ..............................         114,445            73,331
Other long-term liabilities ............................................             753               946
Commitments and contingencies (Notes F and I)
Stockholders' equity:
        Preferred stock $.01 per value, 400,000 shares
                authorized; none outstanding ...........................              --                --
        Common stock, $.01 par value; 75,000,000 shares
                authorized; 25,593,329 and 25,011,938 issued
                   and outstanding at 2001 and 2000, respectively ......             256               250
        Additional paid-in capital .....................................         260,135           252,542
        Accumulated other comprehensive loss ...........................          (7,445)               --
        Accumulated deficit ............................................        (149,189)          (50,145)
                                                                               ---------         ---------
                Total stockholders' equity .............................         103,757           202,647
                                                                               ---------         ---------
                Total liabilities and stockholders' equity .............       $ 218,955         $ 276,924
                                                                               =========         =========


   The accompanying notes are an integral part of the consolidated financial statements.

                              PRI AUTOMATION, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                            YEAR ENDED SEPTEMBER 30
                                                                                            -----------------------
                                                                                 2001               2000              1999
                                                                                 ----               ----              ----
Net revenue:
        Product and equipment .........................................        $ 218,247         $ 258,755         $ 100,074
        Services and maintenance ......................................           50,311            41,017            36,222
                                                                               ---------         ---------         ---------
                Total net revenue .....................................          268,558           299,772           136,296
                                                                               ---------         ---------         ---------
Cost of revenue:
        Product and equipment .........................................          195,744           175,645            63,850
        Services and maintenance ......................................           37,484            28,954            19,904
                                                                               ---------         ---------         ---------
                Total cost of revenue .................................          233,228           204,599            83,754
                                                                               ---------         ---------         ---------
Gross profit ..........................................................           35,330            95,173            52,542
                                                                               ---------         ---------         ---------
Operating expenses:
        Research and development ......................................           62,175            54,568            45,480
        Selling, general and administrative ...........................           50,373            49,885            38,642
        Restructuring and other costs .................................           17,340                --             6,375
                                                                               ---------         ---------         ---------
                Total operating expenses ..............................          129,888           104,453            90,497
                                                                               ---------         ---------         ---------
Operating loss ........................................................          (94,558)           (9,280)          (37,955)
Other income, net .....................................................            3,353             2,554             2,935
                                                                               ---------         ---------         ---------
Loss before income taxes and cumulative effect of change in
        accounting principle ..........................................          (91,205)           (6,726)          (35,020)
Provision for income taxes ............................................            2,091             1,227             1,065
                                                                               ---------         ---------         ---------
Loss before cumulative effect of change in accounting principle .......          (93,296)           (7,953)          (36,085)
Cumulative effect of change in accounting principle, net of tax .......           (5,748)               --                --
                                                                               ---------         ---------         ---------
Net loss ..............................................................        $ (99,044)        $  (7,953)        $ (36,085)
                                                                               =========         =========         =========
Net loss per common share, basic and diluted:
        Loss before cumulative effect of change in accounting principle        $   (3.69)        $   (0.34)        $   (1.67)
        Cumulative effect of change in accounting principle, net of tax            (0.23)               --                --
                                                                               ---------         ---------         ---------
        Net loss ......................................................        $   (3.92)        $   (0.34)        $   (1.67)
                                                                               =========         =========         =========
Weighted average number of shares outstanding, basic and diluted ......           25,265            23,645            21,628
                                                                               =========         =========         =========


   The accompanying notes are an integral part of the consolidated financial statements.

                              PRI AUTOMATION, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                      ACCUMULATED
                                                     COMMON STOCK       ADDITIONAL                       OTHER          TOTAL
                                                     ------------        PAID-IN      ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                                  SHARES      AMOUNT     CAPITAL        DEFICIT           LOSS         EQUITY
                                                  ------      ------     -------        -------           ----         ------
Balance, September 30, 1998 ..................     21,236      $212      $129,035     $  (6,107)      $    --         $123,140
Exercise of stock options ....................        859         9        10,091                                       10,100
Issuance of common stock in connection
        with the Employee Stock Purchase
        Plan .................................        171         2         2,385                                        2,387
Stock-based compensation .....................                                236                                          236
Reduction in paid-in capital for
        contingent consideration .............                               (278)                                        (278)
Comprehensive loss:
        Net loss .............................                                          (36,085)                       (36,085)
                                                   ------      ----      --------     ---------       -------         --------
Balance, September 30, 1999 ..................     22,266       223       141,469       (42,192)           --           99,500
Exercise of stock options ....................      1,091        11        18,030                                       18,041
Issuance of common stock in connection
        with the Employee Stock Purchase
        Plan .................................        164         1         3,261                                        3,262
Issuance of common stock in connection
        with offering (net of
         expenses of $5.5
          million) ...........................      1,491        15        89,890                                       89,905
Reduction in paid-in capital for
contingent consideration .....................                               (108)                                        (108)

Comprehensive loss:
        Net loss .............................                                           (7,953)                        (7,953)
                                                   ------      ----      --------     ---------       -------         --------
Balance, September 30, 2000 ..................     25,012       250       252,542       (50,145)           --          202,647
Exercise of stock options ....................        142         1         1,949                                        1,950
Issuance of common stock in connection
        with the Employee Stock Purchase
        Plan .................................        369         4         4,048                                        4,052
Reduction in paid-in capital for
        contingent consideration .............                               (328)                                        (328)
Acquisitions and other .......................         70         1         1,924                                        1,925

Comprehensive loss:
        Net loss .............................                                          (99,044)                       (99,044)
        Other comprehensive loss:
                Unrealized loss on
                  investment in
                  affiliate ..................                                                         (7,445)          (7,445)
                                                                                                                      --------
Total comprehensive loss .....................                                                                        (106,489)
                                                   ------      ----      --------     ---------       -------         --------
Balance, September 30, 2001 ..................     25,593      $256      $260,135     $(149,189)      $(7,445)        $103,757
                                                   ======      ====      ========     =========       =======         ========


   The accompanying notes are an integral part of the consolidated financial statements.

                              PRI AUTOMATION, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                               YEAR ENDED SEPTEMBER 30,
                                                                                               ------------------------
                                                                                          2001          2000           1999
                                                                                          ----          ----           ----
Cash flows used in operating activities:
        Net loss ...............................................................        $(99,044)     $  (7,953)     $(36,085)
          Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
                Depreciation and amortization expense ..........................          13,410          9,870         8,679
                Provision for write-down of inventories ........................          11,154          7,759           785
                Provision for bad debts ........................................            (983)           683          (523)
                Deferred income taxes ..........................................              --             --         8,391
                Write-downs of assets ..........................................           2,944             --            --
                Gain on investment in affiliate ................................            (868)            --            --
                Translation (gains) losses, net ................................           1,419            721          (854)
                Other, net .....................................................              87            128           147
                Changes in operating assets and liabilities:
                        Trade accounts receivable ..............................          41,396        (42,353)        3,726
                        Contracts in progress ..................................          21,398        (17,650)        2,999
                        Inventories ............................................         (42,088)       (38,512)       (1,642)
                        Other assets ...........................................          (5,664)         3,874            34
                        Accounts payable .......................................         (12,798)        12,042         4,760
                        Accrued expenses and other liabilities .................           4,669         15,822         1,916
                        Accrued legal and restructuring costs ..................           8,707             --            --
                        Billings in excess of revenues and customer advances ...          40,621             59        (2,795)
                                                                                        --------      ---------      --------
Net cash used in operating activities ..........................................         (15,640)       (55,510)      (10,462)
                                                                                        --------      ---------      --------
Cash flows used in investing activities:
        Investment in affiliate ................................................         (11,467)            --            --
        Acquisitions ...........................................................            (750)            --            --
        Purchases of property and equipment ....................................         (10,235)       (13,736)       (6,249)
        Other, net .............................................................            (329)          (108)         (574)
                                                                                        --------      ---------      --------
Net cash used in investing activities ..........................................         (22,781)       (13,844)       (6,823)
                                                                                        --------      ---------      --------
Cash flows (used in) provided by financing activities:
        Proceeds from common stock offering, net ...............................              --         89,905            --
        Repayment of capital lease obligations .................................            (339)          (526)         (551)
        Proceeds from exercise of stock options and Employee Stock Purchase Plan           6,002         21,303        12,487
        Other, net .............................................................             (27)            --           188
                                                                                        --------      ---------      --------
Net cash (used in) provided by financing activities ............................           5,636        110,682        12,124
                                                                                        --------      ---------      --------
Effect of changes in exchange rates on cash ....................................            (731)          (709)          (21)
                                                                                        --------      ---------      --------
Net (decrease) increase in cash and cash equivalents ...........................         (33,516)        40,619        (5,182)
Cash and cash equivalents at beginning of year .................................          92,484         51,865        57,047
                                                                                        --------      ---------      --------
Cash and cash equivalents at end of year .......................................        $ 58,968      $  92,484      $ 51,865
                                                                                        ========      =========      ========
Supplemental disclosures of cash flow information:
     Cash paid (received) during the year for:
                        Interest expense .......................................        $     42      $      92      $    125
                        Income taxes, net ......................................        $    946      $  (4,846)     $    908
Non-cash transactions:
        Acquisition of Commotion Technology, Inc. ..............................        $  1,925             --            --


   The accompanying notes are an integral part of the consolidated financial statements.

                              PRI AUTOMATION, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

       The consolidated financial statements include the accounts of PRI Automation, Inc., its wholly owned domestic subsidiaries and its wholly owned and majority-owned foreign subsidiaries (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated. Certain reclassifications have been made to prior years' financial statements to conform to the current presentation.

Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows. Significant estimates are inherent in determining revenue recognition and associated profits under the percentage-of-completion method.

Cash Equivalents

       Cash equivalents consist of money market mutual funds, commercial paper, and other short-term investments with an original maturity of three months or less. Cash equivalents are classified as held to maturity and valued at amortized cost, which approximates fair market value.

Contracts in Progress

       Contracts in progress include costs and estimated profits under incomplete contracts accounted for using the percentage-of-completion method, net of amounts billed. These amounts are expected to be collected within the next twelve months as units are delivered.

Fair Value of Financial Instruments, Concentration of Credit Risk and Significant Customers

       Financial instruments that potentially subject the Company to significant credit risk consist principally of cash, cash equivalents, investment in affiliate, and trade accounts receivable. The Company generally invests its cash equivalents in investment-grade securities. The carrying value of financial instruments approximates their related fair values. The Company's customers are primarily concentrated in one industry, the semiconductor manufacturing and related capital goods industry. The Company's ten largest customers accounted for approximately 61%, 54% and 54% of revenue in fiscal years 2001, 2000 and 1999, respectively. During fiscal year 2001, two customers accounted for 21% and 11% of total revenue. In fiscal year 2000, two customers accounted for 14% and 12% of total revenue. In fiscal year 1999, revenue from one customer accounted for 21% of total revenue. Three customers accounted for 22%, 21% and 10% of gross accounts receivable at September 30, 2001. Two customers accounted for 18% and 12% of gross accounts receivable at September 30, 2000. The Company has not historically experienced significant credit losses related to its receivables.

Income Taxes

       The Company recognizes deferred tax assets and liabilities based on temporary differences between the financial statement and tax bases of assets and liabilities using the expected tax rates in the year in

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


which the differences are expected to reverse. The Company provides a valuation allowance against net deferred tax assets if, based on the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Inventories

       Inventories, consisting of raw materials, work-in-process and finished goods, are stated at the lower of cost (determined principally on a first-in, first-out basis) or market.

Property and Equipment

       Property and equipment are stated at cost. Betterments and major renewals are capitalized and included in property and equipment, while repairs and maintenance are charged to expense as incurred. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Upon retirement or sale, the cost of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Intangible Assets

       Other assets includes the carrying value of goodwill and other intangible assets. Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Other intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets, ranging from two to five years.

Impairment of Long-Lived Assets

       The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset is written down to its estimated fair value on a discounted cash flow basis. The cash flow estimates used to determine the impairment, if any, reflect management's best estimates using appropriate assumptions and projections at that time. Management believes that no significant impairment of its long-lived assets has occurred at September 30, 2001.

Billings in Excess of Revenues and Customer Advances

       Billings in excess of revenues and customer advances include amounts billed on incomplete contracts, contracts accounted for using the percentage-of-completion method net of costs and estimated profits recognized, and customer service contracts paid in advance.

Revenue Recognition

       Beginning October 1, 2000, revenue from certain systems at the Company's Factory Systems segment is recognized upon customer acceptance in accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 101 ("SAB 101"). Prior to fiscal year 2001, revenue from such product sales was generally recorded upon shipment to the customer. The Company reported this accounting change in accordance with APB Opinion No. 20, "Accounting Changes," as a cumulative effect adjustment and recorded a non-cash charge of $5,748,000 (net of income taxes), or a charge of $0.23 per diluted share, to reflect the cumulative effect of a change in accounting principle.

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The charge represents the net profit on $18,386,000 of products that shipped during fiscal year 2000 but did not receive final customer acceptance during fiscal year 2000. The Company's reported revenue for fiscal year 2001 included $15,058,000 of revenue that was part of the cumulative effect adjustment for products that shipped during fiscal year 2000 but did not receive final customer acceptance until 2001. The Company adopted SAB 101 in the fourth quarter of fiscal year 2001, retroactive to the beginning of the fiscal year (October 1, 2000) and therefore, the cumulative effect adjustment was reported in the first quarter of fiscal year 2001. Financial information for the first three quarters of fiscal year 2001 has been restated to reflect this change. Pro forma amounts for prior years have not been presented to reflect the change in accounting principle under SAB 101, primarily as a result of certain inherent limitations in the Company's information systems. The Company's information systems were not designed to track and accumulate the type of information required to fully evaluate and apply the impact of SAB 101, and as such, the process for fiscal year 2001 was largely a manual exercise. As a result, the Company did not believe it could determine the amounts for periods prior to fiscal 2001.

       For certain contracts eligible under Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1"), revenue on product sales is recognized using the percentage-of-completion accounting method based upon an efforts-expended method. In all cases, changes to total estimated costs and anticipated losses, if any, are recognized in the period in which determined. Revenue recognized under the percentage-of-completion accounting method was approximately $58,193,000, $72,927,000 and $23,383,000 during fiscal years 2001, 2000, and
1999, respectively. Product and installation revenue for systems in the Company's Factory Systems segment that do not qualify for the percentage-of-completion accounting method is recognized upon customer acceptance in accordance with SAB 101. The fair value of all other elements, including service and support revenue, is based upon the price charged when these elements are sold separately and unaccompanied by other elements and is generally recognized ratably over the applicable contract periods or as the services are performed. Estimated warranty costs are accrued within cost of revenue when revenue is recognized. The Company's arrangements do not typically contain any right of return privileges other than warranties after shipment or acceptance.

       Revenue from product sales in the Company's OEM segment is generally recognized upon shipment to the customer. Generally, product sales in the OEM segment do not require installation or contain customer acceptance provisions, however, the Company's policy is that where installation is required or customer acceptance provisions are present, recognition of such revenue is deferred until installation is complete and acceptance has occurred.

       Software license revenue is recognized upon delivery of the software and completion of a written agreement with the customer, provided fees are fixed or determinable, and collectibility of the related receivable is deemed probable by management. In the Company's software arrangements, service revenue and post-contract customer support revenue are unbundled from software license sales based upon the fair value of those services where such services are sold separately. The Company recognizes such revenue as the services are provided or ratably over the period of the related contract, as applicable. Where an arrangement requires significant production, customization or modification of software, and the service element does not meet the criteria for separate accounting set forth in Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), the Company's accounting policy is to account for the entire arrangement in conformity with SOP 81-1 pursuant to SOP 97-2 using the percentage of completion method based on cost inputs. Revenues from training and consulting are recognized as services are performed.

       Product and equipment net revenue includes revenue from all equipment sales, installation, project management and software licenses. Service and maintenance net revenue consists of service contracts,

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


spare part sales, repairs and upgrades, software maintenance contracts and consulting and training services.

Research and Development Costs

       The Company expenses all engineering, research and development costs as incurred. Expenses subject to capitalization in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," were insignificant for all periods presented.

Foreign Currency Translation

       The Company's functional currency is the U.S. dollar. Assets and liabilities of foreign subsidiaries that are denominated in foreign currencies are remeasured into U.S. dollars at rates of exchange in effect at the end of the fiscal year, except for nonmonetary assets and liabilities, which are remeasured using historical exchange rates. Revenue and expense amounts are remeasured using an average of exchange rates in effect during the period, except those amounts related to nonmonetary assets and liabilities, which are remeasured at historical exchange rates. Net realized and unrealized gains and losses resulting from foreign currency remeasurement are included in the consolidated statements of operations as other income or expense.

Legal Expenses

       The Company accrues estimated amounts for legal fees expected to be incurred in connection with loss contingencies when the fees to be incurred are both probable and estimable.

Accounting for Stock-Based Compensation

       The Company continues to apply the accounting provisions of Accounting Principles Board ("APB") Opinion No. 25 and has elected the disclosure-only alternative permitted under SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has disclosed pro forma net loss and pro forma net loss per share in Note H using the fair value based method.

Net Loss Per Common Share

       Basic and diluted net loss per common share is computed using the weighted average number of common shares outstanding. Stock options to purchase 5,392,725, 3,886,926 and 3,759,387 shares were outstanding as of September 30, 2001, 2000, and 1999 respectively, but were not included in the computation of diluted loss per share because the Company was in a loss position and the inclusion of such shares would have had an anti-dilutive effect.

Comprehensive Loss

       The Company presents comprehensive loss in its Consolidated Statement of Stockholders' Equity. Accumulated other comprehensive loss as of September 30, 2001 consists of the unrealized loss of $7,445,000 on the Shinsung investment.

New Accounting Pronouncements

       In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations" and Statement of Financial

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only, eliminating the pooling-of-interests method and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization, which is replaced with periodic tests of impairment of goodwill and that intangible assets other than goodwill be amortized over their useful lives. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001, however early adoption is permitted for companies with a fiscal year beginning after March 15, 2001 and was adopted by the Company on October 1, 2001. The impact of SFAS No. 142 will not have a material effect on the Company's financial position and results of operations.

       In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." The objectives of SFAS No. 144 are to address significant issues relating to the implementation of FASB Statement No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of," and to develop a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and generally, its provisions are to be applied prospectively.

B. CASH AND CASH EQUIVALENTS:

       Cash and cash equivalents consisted of the following at September 30:

                                              2001           2000
                                              ----           ----
                                                (IN THOUSANDS)
Cash on hand and deposited with banks        $ 4,772        $ 7,450
Money market funds ..................         44,133         38,431
Short-term investments ..............         10,063         46,603
                                             -------        -------
                                             $58,968        $92,484
                                             =======        =======

C. INVENTORIES:

       Inventories consisted of the following at September 30:

                                       2001           2000
                                       ----           ----
                                          (IN THOUSANDS)
Raw materials . .............         $29,823        $43,981
Work-in-process .............           9,898          6,248
Finished goods ..............          50,317          8,875
                                      -------        -------
                                      $90,038        $59,104
                                      =======        =======

                              PRI AUTOMATION, INC.

D. PROPERTY AND EQUIPMENT:

       Property and equipment consisted of the following at September 30:


                                                      DEPRECIABLE LIFE            2001                2000
                                                      ----------------            ----                ----
                                                                                        (IN THOUSANDS)
Machinery and equipment ......      2-7 years                                    $ 38,626        $ 41,232
Furniture and fixtures .......      5-7 years                                       7,931           7,415
Leasehold improvements .......      Shorter of life of lease or useful life        13,112           8,583
                                                                                 --------        --------
                                                                                   59,669          57,230
Accumulated depreciation and
   amortization ..............                                                    (41,180)        (33,165)
                                                                                 --------        --------
                                                                                 $ 18,489        $ 24,065
                                                                                 ========        ========


       Depreciation expense was $12,858,000, $8,245,000, and $7,364,000 for the fiscal year 2001, 2000 and 1999, respectively.

E. OTHER INCOME, NET:

       Other income, net, consisted of the following for the three years ended September 30:

                                                             2001            2000            1999
                                                             ----            ----            ----
                                                                          (IN THOUSANDS)
Interest income, net ..............................         $3,349          $3,283          $2,110
Net translation and foreign exchange gains (losses)           (624)           (721)            854
Gain on investment in affiliate ...................            868              --              --
Other, net ........................................           (240)             (8)            (29)
                                                            ------          ------          ------
                                                            $3,353          $2,554          $2,935
                                                            ======          ======          ======

F. LEASE COMMITMENTS:

       The Company leases manufacturing and office facilities and equipment under noncancelable operating leases expiring through the year 2011. Rent expense under operating leases was $6,317,000, $5,651,000, and $4,418,000, for fiscal years 2001, 2000, and 1999, respectively. Obligations under capital leases were insignificant at September 30, 2001.

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


       At September 30, 2001, future minimum payments required under all noncancelable operating leases were as follows:

                                                            OPERATING
FISCAL YEAR                                                   LEASES
-----------                                                   ------
                                                          (IN THOUSANDS)

2002 ..........................................              $ 6,235
2003 ..........................................                7,295
2004 ..........................................                6,471
2005 ..........................................                4,875
2006 ..........................................                3,983
2007 and thereafter  . ........................               13,359
                                                             -------
Total minimum lease payments ..................              $42,218
                                                             =======


G.  ACCRUED EXPENSES AND OTHER LIABILITIES:

       The significant components of accrued expenses and other liabilities consisted of the following at September 30:

                                                           2001           2000
                                                           ----           ----
                                                              (IN THOUSANDS)
Accrued expenses ................................         $ 4,500        $ 8,764
Income taxes payable ............................           3,313          1,199
Accrued compensation and benefits ...............           7,903          9,910
Contract loss reserves ..........................           5,830          3,765
Warranty accrual ................................          15,941          9,171
                                                          -------        -------
                                                          $37,487        $32,809
                                                          =======        =======

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


H. STOCKHOLDERS' EQUITY:

Stock Options

       The Company's stock option plans provide for the granting of options to qualified employees and non-employee directors to purchase the Company's common stock at a price equal to the fair market value on the date of grant. Incentive stock options generally vest over five years and expire six years after issuance. Non-qualified stock options generally vest between zero and five years and expire between five and ten years after issuance. There were 642,131 shares available at September 30, 2001 for future grants of options. The Company increased the number of shares available for grant under its plans by 2,800,000, and 1,050,150 shares in fiscal years 2000 and 1999, respectively. Information with respect to option activity for the three years ended September 30 is as follows:


                                             NUMBER OF       WEIGHTED AVERAGE
                                              SHARES           EXERCISE PRICE
                                              ------           --------------
Outstanding at September 30, 1998            3,545,670            $13.78
        Granted .................            1,532,805             32.37
        Canceled ................             (460,354)            17.24
        Exercised ...............             (858,734)            11.76
                                            ----------            ------
Outstanding at September 30, 1999            3,759,387             19.17
        Granted .................            1,949,850             49.95
        Canceled ................             (730,919)            28.39
        Exercised ...............           (1,091,392)            16.53
                                            ----------            ------
Outstanding at September 30, 2000            3,886,926             33.53
        Granted .................            2,482,348             17.10
        Canceled ................             (834,282)            31.39
        Exercised ...............             (142,267)            13.71
                                            ----------            ------
Outstanding at September 30, 2001            5,392,725            $26.80
                                            ==========            ======

                                                            SEPTEMBER 30,
                                                            -------------
                                             2001                2000                 1999
                                             ----                ----                 ----
Options exercisable ...........            1,630,087            999,217            1,025,154
Weighted average exercise price           $    25.61           $  23.74           $    14.40

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Summarized information about stock options outstanding at September 30, 2001 is as follows:

                                       OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
                                       -------------------                                   -------------------
                                                WEIGHTED
                                                AVERAGE                                                        WEIGHTED
                             NUMBER            REMAINING            WEIGHTED               NUMBER              AVERAGE
    RANGE OF               OUTSTANDING        CONTRACTUAL            AVERAGE             EXERCISABLE           EXERCISE
EXERCISE PRICES            AT 9/30/01         LIFE (YEARS)       EXERCISE PRICE          AT 9/30/01             PRICE
---------------            ----------         ------------       --------------          ----------             -----
$ 2.03 -- $14.75              983,798             3.21                $13.96                476,620             $13.73
 14.90 --  17.69              903,310             4.95                 15.79                203,610              16.99
 17.75 --  17.75            1,120,385             5.06                 17.75                149,378              17.75
 17.81 --  29.75              923,386             4.06                 25.45                465,484              25.37
 30.00 --  47.38            1,145,096             4.47                 45.32                247,386              45.89
 48.06 --  85.68              316,750             4.52                 67.12                 87,609              67.58
----------------            ---------             ----                ------              ---------             ------
$ 2.03 -- $85.68            5,392,725             4.38                $26.80              1,630,087             $25.61
================            =========             ====                ======              =========             ======


       On October 29, 1997, the Company granted Interval Logic Corporation ("ILC"), a subsidiary of the Company, common stock options in accordance with the Board of Directors' adoption of the 1997 Interval Logic Corporation Incentive and Non-Qualified Stock Option Plan, and reserved 5,000,000 shares of ILC authorized common stock. These options give ILC employees the option to purchase shares of ILC common stock at exercise prices ranging from $0.10 to $1.00 per share. The options vest over four years and expire after ten years. There were 3,693,610 shares available at September 30, 2001 for future grants of options. Information with respect to ILC option activity for the three years ended September 30 is as follows:

                                                  NUMBER OF        WEIGHTED AVERAGE
                                                   SHARES           EXERCISE PRICE
                                                   ------           --------------
Outstanding at September 30, 1998                 2,015,250             $0.10
        Granted .................                   391,750              0.19
        Canceled ................                  (154,765)             0.11
        Exercised ...............                   (24,018)             0.10
                                                  ---------             -----
Outstanding at September 30, 1999                 2,228,217              0.11
        Granted .................                   434,000              1.00
        Canceled ................                  (244,741)             0.48
        Exercised ...............                   (52,159)             0.10
                                                  ---------             -----
Outstanding at September 30, 2000                 2,365,317              0.24
        Granted .................                   101,500              1.00
        Canceled ................                (1,236,604)             0.16
        Exercised ...............                   (13,262)             0.33
                                                  ---------             -----
Outstanding at September 30, 2001                 1,216,951             $0.39
                                                  =========             =====

                                                              SEPTEMBER 30,
                                                              -------------
                                            2001                 2000                1999
                                            ----                 ----                ----
Options exercisable ...........            825,723            1,442,035            938,632
Weighted average exercise price           $   0.21           $     0.10           $   0.10

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Summarized information about ILC stock options outstanding at September 30, 2001 is as follows:


                                     OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                                     -------------------                      -------------------
                                         WEIGHTED
                                         AVERAGE                                             WEIGHTED
                        NUMBER           REMAINING        WEIGHTED            NUMBER         AVERAGE
   RANGE OF          OUTSTANDING       CONTRACTUAL         AVERAGE         EXERCISABLE       EXERCISE
EXERCISE PRICES       AT 9/30/01       LIFE (YEARS)     EXERCISE PRICE      AT 9/30/01        PRICE
---------------       ----------       ------------     --------------      ----------        -----
$         0.10          830,501           6.31             $0.10             724,062          $0.10
          1.00          386,450           8.61              1.00             101,661           1.00
-------------         ---------           ----             -----             -------          -----
$0.10 -- $1.00        1,216,951           7.04             $0.39             825,723          $0.21
=============         =========           ====             =====             =======          =====


Employee Stock Purchase Plan

       The Company offers an Employee Stock Purchase Plan ("ESPP") under which rights are granted to purchase shares of common stock at a price of 85% of the lesser of the market value of such shares at either the beginning or the end of each six-month offering period. The plan permits employees to purchase common stock through payroll deductions, which may not exceed 10% of an employee's compensation as defined in the plan. The Company reserved 70,000 shares of common stock for issuance under its plan during fiscal year 2000, and also adopted a new plan under which it reserved 350,000 shares. During fiscal year 2001, the Company authorized an additional 500,000 shares under the new plan. Shares purchased during fiscal years 2001, 2000 and 1999 were 368,949, 164,120, and 171,436, respectively, at average prices ranging from $8.51 to $28.90 per share. Shares available for future purchase under the ESPP totaled 370,453 at September 30, 2001.

Pro Forma Information

       For purposes of determining pro forma compensation cost under SFAS No. 123, the fair value of both the Company and ILC options granted are estimated on the date of grant using the Black-Scholes valuation model with the following assumptions:

                                                                                SEPTEMBER 30,
                                                                                -------------
                                                                2001            2000              1999
                                                                ----            ----              ----
Weighted average fair value of Company options .....         $    12.25      $    35.42        $    16.86
Weighted average fair value of ILC options .........         $     0.66      $     0.54        $     0.13
Options granted--Company ...........................          2,482,348       1,949,850         1,532,805
Options granted--ILC ...............................            101,500         434,000           391,750

Assumptions:
Expected life of grants (years) ....................                  5               5                 5
Risk-free interest rate ............................                  4%              6%                5%
Expected volatility ................................                 90%             85%               71%
Dividend yield .....................................               None            None              None

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


       For purposes of determining pro forma compensation cost under SFAS No. 123, the fair value of each ESPP purchase right was estimated using the Black-Scholes valuation model with the following assumptions:


                                                                           SEPTEMBER 30,
                                                                           -------------
                                                          2001                 2000                   1999
                                                          ----                 ----                   ----
Weighted average fair value of purchase
  rights .....................................                $8.08               $18.98                  $6.60
ESPP purchase rights granted .................              368,949              164,120                171,436
Assumptions:
  Expected life of purchase rights (years) ...                  0.5                  0.5                    0.5
  Risk-free interest rate ....................       2.71% and 4.44%      6.11% and 6.25%        4.59% and 5.86%
  Expected volatility ........................          90% and 128%         72% and 120%           83% and 99%
  Dividend yield .............................                 None                 None                   None


       Had compensation costs for the Company's stock plans been determined on the fair market value at the grant dates for such awards, the Company's net loss and loss per share would approximate the pro forma amounts below:


                                                                                  YEARS ENDED SEPTEMBER 30,
                                                                                  -------------------------
                                                                           2001              2000             1999
                                                                           ----              ----             ----
                                                                                       (IN THOUSANDS)
Loss before cumulative effect of change in accounting principle:
        As reported ............................................        $ (93,296)        $ (7,953)        $(36,085)
        Pro forma ..............................................        $(117,832)        $(29,160)        $(50,304)
Loss per share before cumulative effect of change in accounting principle:
     Basic and diluted:
        As reported ............................................        $   (3.69)        $  (0.34)        $  (1.67)
        Pro forma ..............................................        $   (4.66)        $  (1.23)        $  (2.33)


       The effects of applying SFAS No. 123 in this pro forma disclosure are not likely to be representative of the effects on reported net income (loss) for future years.

Rights Agreement

       The Board of Directors of the Company adopted a Rights Agreement, dated as of December 9, 1998, between the Company and State Street Bank and Trust Company, as Rights Agent. In connection with this agreement, the Board distributed one purchase right for each share of common stock then or thereafter outstanding. The rights will become exercisable only under certain circumstances, such as if a person or group acquires beneficial ownership of 20% or more of the outstanding common shares of the Company or attempts to acquire such ownership through an unsolicited tender offer. Each right, when it becomes exercisable, will entitle the holder to purchase from the Company one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company, at a price of $140. If a person or group acquires beneficial ownership of 20% or more of the outstanding common shares of the Company, each right will entitle its holder to purchase shares of the Company's Series A Participating Cumulative Preferred Stock with a value of twice the purchase price. Prior to any party acquiring 20% or more of the outstanding common shares of the Company or prior to the expiration date, the Board of Directors of the Company may redeem the rights in whole, but not

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


in part, at a price, in cash or common shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value, of $.001 per right. The rights expire on December 9, 2008 unless otherwise redeemed by the Company prior to that date.

I. CONTINGENT LIABILITIES:

       Between October 1, 1998 and January 1, 2002 the Company issued an aggregate of 896,521 shares of common stock to employees who exercised options granted under the 1997 Non-Incentive Stock Option Plan and an aggregate of 129,547 shares of common stock to employees who participated in the 2000 Employee Stock Purchase Plan. These issuances were not registered under the Securities Act of 1933, as amended, due to an inadvertent failure to timely file Registration Statements on Form S-8 covering these transactions. The Company could be exposed to claims by some of its employees for rescission of these purchases. A rescission right involves the right of the employee to require the Company to repurchase the shares at the original exercise price plus interest. However, based on an investigation by the Company of these transactions, including subsequent dispositions by employees of the shares at prices higher than they paid, such that they have no rescission damages, the Company does not believe that the amount of any such potential rescission liability would be material to its financial condition or results of operations.

       From November 2000 through January 2001, the Company and three of its directors (one an officer) were named as defendants in five virtually identical lawsuits filed in the United States District Court for the District of Massachusetts claiming, among other things, that the defendants violated certain securities laws and regulations. Each complaint sought certification as a class action on behalf of virtually all purchasers of the Company's stock from January 27, 2000 through September 11, 2000. The five cases have been consolidated, and the case is now entitled In re PRI Automation, Inc. Securities Litigation, Civil Action No. 00-123958-REK. A group of five persons has been appointed as lead plaintiff, and the court has approved the group's selection of lead counsel. A consolidated amended complaint was filed on October 16, 2001. The amended complaint claims that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5, and also Sections 11 and 15 of the Securities Act of 1933, by virtue of statements and omissions that the plaintiffs claim were materially false or misleading. In substance, the amended complaint alleges that, throughout the class period, senior management of the Company knew that the Company's Factory Automation Systems division was encountering manufacturing problems in preparing its new TurboStocker product for higher-volume production, that those manufacturing problems were financially material to the Company, and that the Company did not adequately disclose those problems until the end of the class period. The amended complaint also alleges that the registration statement for a securities offering by the Company in May 2000 failed adequately to disclose these manufacturing problems. The amended complaint seeks damages, pre-judgment and post-judgment interest, costs and attorneys' fees. The Company (together with the defendant directors) filed a motion to dismiss and supporting papers on December 4, 2001. Argument on the motion has been rescheduled, and a new date has not yet been set. The Company strongly believes that the lawsuit lacks merit, and the Company intends to defend against the claims vigorously. However, the Company could incur substantial costs defending the lawsuit, has no insurance coverage relating to these claims, and has undertaken to indemnify the individual defendants for any losses they may suffer. Moreover, although the Company has established a reserve of $2,980,000 for legal costs, the amount of that reserve may be inadequate. The lawsuits could also divert the time and attention of the Company's management. The Company cannot predict the outcome of the lawsuits at this time, and there can be no assurance that the litigation will not have a material adverse impact on its financial condition or results of operations.

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


J. INCOME TAXES:

       Income (loss) before income taxes for domestic and foreign operations for the years ended September 30 was as follows:


                                  2001              2000            1999
                                  ----              ----            ----
                                               (IN THOUSANDS)
Domestic ................       $(95,058)        $(12,012)        $(36,637)
Foreign .................          3,853            5,286            1,617
                                --------         --------         --------
Total ...................       $(91,205)        $ (6,726)        $(35,020)
                                ========         ========         ========


       The following summarizes the Company's provision for (benefit from) income taxes for the years ended September 30:


                                              2001             2000                1999
                                              ----             ----                ----
                                                            (IN THOUSANDS)
Current tax (benefit) provision:
        Federal .................            $   --            $   78            $(7,667)
        State ...................               100               221                 21
        Foreign .................             1,991               928                320
                                             ------            ------            -------
Total current (benefit) provision             2,091             1,227             (7,326)

Deferred provision (benefit):
        Federal .................                --                --              4,570
        State ...................                --                --              2,643
        Foreign .................                --                --              1,178
                                             ------            ------            -------
Total deferred provision ........                --                --              8,391
                                             ------            ------            -------
Total provision for income taxes             $2,091            $1,227            $ 1,065
                                             ======            ======            =======


       The differences between the effective tax rates and the U.S. federal statutory tax rates were as follows:

                                                                2001               2000               1999
                                                                ----               ----               ----
U.S. federal income tax statutory rate ..........              (34.0)%            (34.0)%            (34.0)%
Change in valuation allowance ...................               34.1               60.5               43.4
State income taxes, net of federal benefit ......                 --                2.8               (0.4)
Foreign rate differential .......................                1.4               (8.5)              (0.1)
U.S. and foreign tax credits ....................                 --               (5.9)              (9.6)
Acquisition costs not deductible for tax purposes                 --                 --                 3.9
Other ...........................................                0.8                3.3               (0.2)
                                                                ----               ----               ----
Effective tax rate ..............................                2.3%              18.2%               3.0%
                                                                ====               ====               ====

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


At September 30, the components of net deferred tax assets (liabilities) were as follows:

                                                        2001            2000
                                                        ----            ----
                                                           (IN THOUSANDS)
Gross deferred tax assets:
   Accruals and reserves ..................           $ 33,777         $ 10,819
   Intangible assets ......................              1,893            2,135
   Tax credits ............................              6,593            8,376
   Canadian R&D and capital cost allowances              8,209            8,709
   Net operating losses ...................             31,946           22,777
   Depreciation ...........................              2,014               --
   Other ..................................                515            6,474
                                                      --------         --------
      Total gross deferred tax assets .....             84,947           59,290
                                                      --------         --------
Gross deferred tax liabilities:
   Long-term contracts ....................                (18)          (4,040)
   Accounts receivable ....................                 --             (349)
   Depreciation ...........................                 --           (2,147)
                                                      --------         --------
     Total gross deferred tax liabilities .                (18)          (6,536)
Valuation allowance .......................            (84,929)         (52,754)
                                                      --------         --------
Net deferred tax assets ...................           $     --         $     --
                                                      ========         ========


       The Company experienced net operating losses during fiscal years 1998 and 1999 and, as a result, it believed that sufficient uncertainty existed regarding the realizability of the net deferred tax assets and accordingly it established a full valuation allowance in fiscal 1999. Due to the net operating losses in fiscal years 2000 and 2001, the Company has continued to maintain a full valuation allowance against its net deferred tax assets as of the end of fiscal 2001. The net increase in the valuation allowance during fiscal years 2001 and 2000 was $32,175,000 and $19,406,000, respectively.

       At September 30, 2001, the Company had an aggregate U.S. federal net operating loss (NOL) of $84,183,000 that is available to offset future taxable income. Approximately $46,300,000 of the NOL is attributable to the exercise of stock options for which the tax benefit, when realized, will be recorded directly to stockholders' equity. The U.S. federal net operating loss available for carryforward begins to expire in fiscal year 2020. The Company also has U.S. federal credit carryforwards of $2,582,000 that begin to expire in fiscal year 2005. The Company has available state net operating losses of $64,000,000 that expire in fiscal year 2004 to fiscal year 2022 and state credit carryforwards of $4,448,000 that expire beginning in fiscal year 2013. The Company also has non-U.S. credits of $1,075,000 that begin to expire in fiscal year 2005. Ownership changes, as defined in the Internal Revenue Code, may have limited the amount of net operating loss carryforwards and research and development credit carryforwards that can be utilized annually to offset future taxable income and taxes payable. Subsequent ownership changes could further affect the limitation in future years.

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


K. DEFINED CONTRIBUTION PLANS:

       Eligible employees can participate in the Company's 401(k) Savings and Retirement Plan by making voluntary contributions to the plan in amounts up to the statutory limit or 15% of their annual compensation. Currently, the Company has elected to match a portion of the employee deferral up to certain prescribed limits, and these matching contributions vest at a rate of 20% per year. The Company's contribution expense under these plans amounted to $1,779,000, $1,321,000, and $1,118,000 for fiscal years 2001, 2000, and 1999, respectively.

       Canadian employees are eligible to participate in the Registered Retirement Savings Plan ("RRSP") that allows voluntary contributions up to the statutory limit. The Company has elected to match a portion of the employee contributions, up to a maximum of $5,000 per employee per year. These contributions are fully vested when made. The Company's contribution expenses under the RRSP were approximately $363,000, $332,000, and $255,000 in fiscal years 2001, 2000, and 1999, respectively.

L. SEGMENT REPORTING AND GEOGRAPHIC INFORMATION:

       The Company operates in three primary segments, all within the semiconductor manufacturing and OEM equipment supply industry, which serve both domestic and international markets. These reportable operating segments consist of Factory Systems, OEM Systems, and Software Systems. These businesses are segregated into their respective reportable segments based on the Company's management reporting structure and its method of internal resource allocations. Additionally, the Company's product development processes and customers were evaluated in determination of the segments.

       The Factory Systems segment provides automation products for interbay, intrabay and lithography automation as well as integration and support services to semiconductor manufacturers. The OEM Systems segment provides wafer-handling systems, software and services for semiconductor equipment suppliers. The Software Systems segment primarily provides manufacturing execution system ("MES") software and advanced planning and scheduling software to semiconductor manufacturers. This segment, however, does not include all of the Company's software products, as material control software ("MCS") and tool connectivity software are components of the other segments.

       The Company's operating segments have no significant intersegment revenues and expenses, as revenues from all segments are generated from sales to unaffiliated customers. External revenues and expenses are allocated between the applicable segments. The Company's segments are evaluated on an operating profit basis, and other income and expenses and income tax provisions or benefits are not calculated for the specific segments. Any results of operations or assets not specifically allocated to these segments are included in the Corporate and Other category. The Corporate and Other category assets include all non-identifiable assets, primarily cash and investments, deferred income taxes, and other current and non-current assets. Activity related to strategic technology development, corporate marketing, general corporate administrative expenses, merger costs and certain special charges, are included in the Corporate and Other segment. Depreciation expense and expenditures for long-lived assets by segment are not presented below as amounts are not used in measuring segment operating performance by the Company's chief operating decision maker. The accounting policies of the reportable segments are the same as those described in Note A, "Summary of Significant Accounting Policies."

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          SUMMARY OF BUSINESS SEGMENTS


                                                                    YEAR ENDED SEPTEMBER 30,
                                                          2001             2000                1999
                                                                        (IN THOUSANDS)
TOTAL NET REVENUE TO UNAFFILIATED CUSTOMERS:

Factory Systems ............................            $ 136,201         $ 144,219         $  70,046
OEM Systems ................................              105,071           118,210            41,496
Software Systems ...........................               27,286            37,343            24,754
                                                        ---------         ---------         ---------
Total net revenue ..........................            $ 268,558         $ 299,772         $ 136,296
                                                        =========         =========         =========

SEGMENT OPERATING (LOSS) PROFIT*:

Factory Systems ............................            $ (76,970)        $ (35,710)        $ (21,454)
OEM Systems ................................                9,873            33,063             1,426
Software Systems ...........................               (5,782)           10,401            (3,062)
Other reconciling items:
Corporate and other expenses ...............              (21,679)          (17,034)          (14,865)
                                                        ---------         ---------         ---------
Consolidated operating loss ................            $ (94,558)        $  (9,280)        $ (37,955)
                                                        =========         =========         =========

IDENTIFIABLE SEGMENT ASSETS:

Factory Systems ............................            $ 117,520         $ 121,664
OEM Systems ................................               25,911            37,703
Software Systems ...........................               12,774            15,413
                                                        ---------         ---------
Identifiable segment assets ................              156,205           174,780
Corporate and other ........................               62,750           102,144
                                                        ---------         ---------
Consolidated total assets ..................            $ 218,955         $ 276,924
                                                        =========         =========

       * Special charges by segment for fiscal year 2001 were $41,417,000 and consisted of $30,949,000 for Factory Systems, $3,735,000 for OEM Systems, $2,878,000 for Software Systems and $3,855,000 for Corporate. Significant special charges recorded within the Factory Systems segment included $8,153,000 for contract losses, $2,944,000 for a write-off of specialized demonstration equipment and a significant portion of the $6,263,000 for warranty provisions primarily associated with the TurboStocker product. Special charges recorded within the Software Systems segment included $545,000 for costs related to a terminated software development project. Special charges included within Corporate and other expenses were $2,980,000 for a reserve for legal costs to defend against a pending shareholder class action lawsuit and $875,000 for acquisition-related fees. Special charges of $9,661,000 related to inventory write-downs and costs associated with order cancellations consisted of $7,561,000 at Factory Systems and $2,100,000 at OEM Systems. Employee severance costs of $7,460,000 consisted of $4,319,000, $935,000, and $2,206,000 for
Factory Systems, OEM Systems, and Software Systems, respectively. Costs for exiting leased facilities of $2,536,000 consisted of $2,409,000 for Factory Systems and $127,000 for Software Systems. Segment operating loss in fiscal year 2000 includes special charges of $25,337,000 for Factory Systems consisting of $14,657,000 related to inventory provisions and write- downs, $4,765,000 for contract losses, $4,113,000 charged to revenue primarily for provisions for late delivery penalties $1,233,000 for warranty expense and other items, and $569,000 for employee severance costs. Segment operating loss in fiscal year 1999 includes special charges of $6,375,000 for Software Systems consisting of legal, accounting and investment banking fees and other costs incurred in consolidating the Company's business unit structure. See Note N for further information.

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        SUMMARY OF GEOGRAPHIC INFORMATION

       Information as to the Company's revenues in different geographical areas for the years ended September 30 were as follows. Sales are attributable to geographic areas based on location of customers.

                                    2001                           2000                         1999
                                    ----                           ----                         ----
                         REVENUES             %        REVENUES             %        REVENUES             %
                         --------           -----      --------             -        --------           -----
                                                           ($ IN THOUSANDS)
United States ...        $167,059           62.2%      $191,570           63.9%      $ 91,632           67.2%
Korea ...........          18,331            6.8%        19,604            6.5%         1,010            0.7%
Germany .........          13,531            5.0%        15,024            5.0%        15,990           11.7%
China ...........          13,073            4.9%           302            0.1%            --            0.0%
Taiwan ..........          11,559            4.3%        24,477            8.2%         6,012            4.4%
Rest of world ...          45,005           16.8%        48,795           16.3%        21,652           16.0%
                         --------          -----       --------          -----       --------          -----
Total net revenue        $268,558          100.0%      $299,772          100.0%      $136,296          100.0%
                         ========          =====       ========          =====       ========          =====


       Long-lived assets, including property and equipment, goodwill, intellectual property and other intangible assets by geographical areas as of September 30 were as follows:

                                2001           2000
                                ----           ----
                                  (IN THOUSANDS)
United States .........        $25,038        $21,575
Canada ................          1,308          2,991
Rest of world .........            465            453
                               -------        -------
Total long-lived assets        $26,811        $25,019
                               =======        =======


M. INVESTMENTS:

       During fiscal year 2001 the Company acquired two companies, Commotion Technology, Inc. in exchange for 103,852 shares of the Company's common stock and WaferState Controls, Inc. for $1,500,000 in cash of which $750,000 was paid in the year. Both of these acquisitions were accounted for as purchases, and the results of operations of these acquired companies are reflected in the Company's statements of operations from the dates of the acquisitions. The Company recorded intangible assets of $2,027,000 and goodwill of $1,393,000 related to these acquisitions. These acquisitions did not materially impact consolidated results; and therefore, no pro forma information is provided.

       On December 1, 2000, the Company signed a strategic alliance agreement with Shinsung Engineering Co. Ltd. ("Shinsung"), a South Korean manufacturer of semiconductor clean room equipment and other industrial systems, to assemble the Company's automated storage and retrieval systems. As part of the strategic alliance, the Company made a minority investment of $11,467,000 in Shinsung in exchange for 3,109,091 common shares and warrants to purchase an additional 3,866,900 common shares. The 3,109,091 common shares represented approximately 11% of the outstanding common shares of Shinsung at the time of the investment. The cost of the investment was allocated to the common shares and warrants based on their respective fair values at the time of the investment. The common shares and warrants are included in investment in affiliate on the Consolidated Balance Sheet at their fair market values of $2,399,000 and $2,491,000, respectively, at September 30, 2001. The change in the fair market value of the common shares resulted in an unrealized loss of $3,015,000 for

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


the year ended September 30, 2001, and is reported as a separate component of other comprehensive loss. The fair value of the common stock of Shinsung was determined using the closing price per share on the Korean stock exchange at the end of each reporting period. The fair value of the Shinsung warrants was determined using the Black-Scholes valuation model assuming an exercise price of 3200 Korean Won, contractual term of 10 years, dividend rate of zero, volatility of 100% and risk free interest rate of 6.92%.

       Prior to February 23, 2001 the warrants were being accounted for as a derivative instrument under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" since the warrants met the criteria for treatment as a derivative as defined by paragraphs 6-9 of SFAS No. 133 and in particular, the warrants were readily convertible into cash. The increase in the fair value of the warrants of $868,000 between the beginning of fiscal year 2001 and the amendment of the warrant agreement on February 23, 2001 is therefore included in other income in the consolidated statement of operations for the year ended September 30, 2001.

       On February 23, 2001, the Company and Shinsung amended the warrant agreement to provide that upon exercise of the warrants into common stock, the Company is restricted from selling or transferring the stock for a period of 33 days after the date of exercise and the warrants may not be transferred or sold to any third party. Following the amendments, the warrants are no longer readily convertible into cash and therefore no longer fall within the scope of SFAS No.
133. Since February 23, 2001 the warrants are being accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", pursuant to EITF 96-11, "Accounting for Forward Contracts and Purchased Options to Acquire Securities Covered by FASB Statement 115." Accordingly, the decline in the fair value of the warrants after February 23, 2001 through September 30, 2001 of $4,430,000 is reported as a separate component of other comprehensive loss.

       The warrants and common stock were not deemed to be other than temporarily impaired at September 30, 2001, as defined by SAB 59, "Accounting for Noncurrent Marketable Equity Securities," primarily due to the fact that the fair value of the warrants and common stock at September 30, 2001 had been less than the initial investment for a period of less than three months, combined with the recovery in the quoted share price of Shinsung subsequent to September 30, 2001.

N. SPECIAL CHARGES:

       For the year ended September 30, 2001, the Company recorded special charges of $41,417,000 in its second and fourth fiscal quarters. These charges consisted of $24,077,000 charged to cost of sales and $17,340,000 charged to restructuring and other costs.

       Special charges to cost of sales of $24,077,000 in fiscal year 2001 included contract losses of $8,153,000, $6,263,000 for additional warranty provisions, and $9,661,000 for inventory write-downs and costs associated with order cancellations. The $8,153,000 charge for contract losses was recorded in the fourth quarter of fiscal year 2001, when the Company determined that an additional reserve was required in connection with the Company's first full factory automation system in a 300 mm production fab. The increased reserve was required due to higher estimates of the costs to complete the project, including the impact of various engineering design modifications and the completion of certain project scope changes in the fourth quarter. This contract is expected to be completed during fiscal year 2002. The warranty provision of $6,263,000 related primarily to increased material and service costs for a program initiated in the fourth quarter of fiscal year 2001 to repair and retrofit TurboStocker product already installed in the field. The retrofit program resulted from certain operational problems at selected customers. The $9,661,000 charge for inventory write-downs and costs associated with order

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

cancellations consisted of $6,596,000 for a general increase in excess and obsolete inventory due to a significant decline in new business orders as well as order cancellations resulting from the semiconductor capital equipment industry downturn during fiscal year 2001, combined with $3,065,000 of obsolete inventory for a discontinued product line in the fourth quarter at Factory Systems.

       Restructuring and other costs of $17,340,000 in fiscal year 2001 consisted of $7,460,000 for employee severance costs, $2,980,000 for a reserve for legal costs to defend against a pending shareholder class action lawsuit (see Note I for further information), $2,944,000 for the write-off of specialized demonstration equipment taken out of service in the second quarter, $2,536,000 for costs associated with exiting leased facilities, $875,000 for acquisition-related fees, and $545,000 for costs related to a software development project that was terminated in the second quarter. The Company initiated during the second and fourth quarters of fiscal year 2001 a series of cost-cutting programs in response to the industry downturn that included workforce reductions and a reduction in a number of leased facilities. The reduction in the Company's worldwide workforce in fiscal year 2001 was approximately 620 people or 35%, consisting of both temporary and full-time employees. Annualized savings associated with the workforce reductions are anticipated to be approximately $36,000,000. The Company expects the majority of the remaining accrued restructuring and other costs to be paid by the end of 2002.

       For the year ended September 30, 2000, the Company recorded special charges of $25,337,000 in its fourth fiscal quarter. These costs consisted of $4,113,000 charged to revenue, $20,655,000 charged to cost of sales, and $569,000 charged to operating expenses for employee severance.

       The $4,113,000 charge to revenue represented primarily a provision for customer late delivery penalties at the Company's Factory System segment. Special charges to cost of sales recorded in the fourth quarter of fiscal year 2000 were $20,655,000, and included $14,657,000 related to inventory provisions and write-downs, $4,765,000 for contract losses, and $1,233,000 for provisions for warranty expense and other items. The $14,657,000 of inventory reserves and write-downs related to an additional excess and obsolete inventory provision of $6,659,000 and an inventory cost valuation adjustment of $7,998,000. The inventory provision of $6,659,000 primarily resulted from design changes related to the Company's TurboStocker product following certain manufacturing and supply chain problems. The inventory cost valuation adjustment of $7,998,000 primarily resulted from significant fourth quarter manufacturing inefficiencies due to increased manufacturing, assembly, and test time for the TurboStocker product to meet specifications. The contract loss reserve of $4,765,000 consisted of $3,765,000 related to a new order in the fourth quarter of fiscal year 2000 for the Company's first full factory automation system in a 300 mm production fab, where total cost estimates exceeded the contract value, and $1,000,000 for one additional loss making contract. The additional warranty accrual of $1,233,000 was primarily due to an increase in warranty costs for TurboStocker product installed in the field.

       For the year ended September 30, 1999, the Company recorded restructuring and other costs of $6,375,000. The Company recorded special charges of $650,000 in the first quarter, as a provision for severance relating to the termination of 62 employees. This workforce reduction occurred in response to a downturn in the semiconductor equipment industry. In the second quarter, the Company recorded costs of $3,950,000 related to the acquisition of Promis, primarily consisting of legal, accounting and investment banking fees. Additionally, in the second quarter, the Company recorded special charges of $1,850,000 consisting of $1,406,000 for compensation-related costs for five management personnel in the selling, general, and administrative functions to satisfy existing contractual obligations related to the acquired companies; $196,000 of costs associated with exiting leased facilities; and $248,000 for other

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


legal costs. In the fourth quarter, the Company recognized a credit of $75,000 to adjust estimated costs to reflect actual costs incurred through September 30, 1999.

       Rollforward of Restructuring and Other Costs:


                                                                        BALANCE SHEET
                                ----------------------------------------------------------------------------------------------
                                                   VALUATION
                                                   ALLOWANCES              ACCRUED LEGAL AND RESTRUCTURING COSTS
                                                   ----------              -------------------------------------
                                RESTRUCTURING
                                  AND OTHER                                                 FACILITY    ACQUISITION
                                   COSTS              FIXED      EMPLOYEE       LEGAL         EXIT        RELATED       OTHER
                                 PROVISIONS          ASSETS       COSTS         COSTS         COSTS        COSTS         COSTS
                                 ----------          ------       -----         -----         -----        -----         -----
                                                                            (IN THOUSANDS)
Q1 FY99 charges ............      $    650          $    --       $   650      $    --       $    --       $    --       $  --
Q2 FY99 charges ............         5,800               --         1,406          248           196         3,950
Q4 FY99 credits ............           (75)              --            --           --            --           (75)
FY99 Payments/Disposal .....            --               --        (1,632)        (248)         (196)       (3,875)         --
                                  --------          -------       -------      -------       -------       -------       -----
    Sept. 30, 1999 Balance .         6,375               --           424           --            --            --          --
                                  ========
FY00 Payments/Disposals ....                             --          (352)          --            --            --          --
                                                    -------       -------      -------       -------       -------       -----
    Sept. 30, 2000 Balance .                             --            72           --            --            --          --
Q2 FY01 charges ............        11,888            2,944         4,093        2,980           451           875         545
Q4 FY01 charges ............         5,452               --         3,367           --         2,085            --          --
Payments/Disposals .........            --           (2,944)       (3,946)        (239)         (201)         (875)       (500)
                                  --------          -------       -------      -------       -------       -------       -----
    Sept. 30, 2001 Balance .      $ 17,340          $    --       $ 3,586      $ 2,741       $ 2,335       $    --       $  45
                                  ========          =======       =======      =======       =======       =======       =====

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


O. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

       The following unaudited selected quarterly financial data reflect the effect on the Company's previously reported results for the first three quarters of fiscal year 2001 of the implementation of SAB 101. Pro forma amounts for prior years have not been presented as the effect of the change in accounting principle could not be reasonably determined.


                                                                               YEAR ENDED SEPTEMBER 30, 2001
                                                      ----------------------------------------------------------------------------
                                                       FIRST           SECOND           THIRD           FOURTH           TOTAL
                                                      QUARTER         QUARTER(A)       QUARTER         QUARTER(B)        YEAR
                                                      -------         ----------       -------         ----------        ----
                                                                           (IN THOUSANDS, EXCEPT SHARE DATA)
Net revenue:
  As reported ................................        $ 94,852         $ 91,191         $ 75,190         $ 49,086       $ 310,319
  Effect of change in accounting principle ...         (10,148)         (18,249)         (13,364)              --         (41,761)
                                                      --------         --------         --------         --------       ---------
  After the impact of SAB 101 ................          84,704           72,942           61,826           49,086       $ 268,558
                                                      --------         --------         --------         --------       ---------
Gross profit:
  As reported ................................          31,273           15,000           12,801          (11,111)         47,963
  Effect of change in accounting principle ...          (5,222)          (3,752)          (3,659)              --         (12,633)
                                                      --------         --------         --------         --------       ---------
  After the impact of SAB 101 ................          26,051           11,248            9,142          (11,111)         35,330
                                                      --------         --------         --------         --------       ---------
Net income (loss):
  As reported ................................           1,214          (26,006)         (14,177)         (41,694)        (80,663)
  Effect of change in accounting principle ...          (5,222)          (3,752)          (3,659)              --         (12,633)
  Cumulative effect of change in accounting
   principle .................................          (5,748)              --               --               --          (5,748)
                                                      --------         --------         --------         --------       ---------
  After the impact of SAB 101 ................        $ (9,756)        $(29,758)        $(17,836)        $(41,694)      $ (99,044)
Basic and diluted net income (loss) per share:
  As reported ................................        $   0.05         $  (1.03)        $  (0.56)        $  (1.64)      $   (3.19)
  Effect of change in accounting principle ...           (0.21)           (0.15)           (0.14)              --           (0.50)
                                                      --------         --------         --------         --------       ---------
  After the impact of SAB 101 ................           (0.16)           (1.18)           (0.70)           (1.64)          (3.69)
  Cumulative effect of change in accounting
   principle .................................           (0.23)              --               --               --           (0.23)
                                                      --------         --------         --------         --------       ---------
  Net income (loss) per share ................        $  (0.39)        $  (1.18)        $  (0.70)        $  (1.64)      $   (3.92)
                                                      ========         ========         ========         ========       =========

                                                             YEAR ENDED SEPTEMBER 30, 2000
                                       -----------------------------------------------------------------------
                                        FIRST         SECOND          THIRD         FOURTH             TOTAL
                                       QUARTER        QUARTER        QUARTER       QUARTER(C)          YEAR
                                       -------        -------        -------       ----------          ----
Net revenue ................           $58,693        $76,669        $88,873        $ 75,537         $299,772
Gross profit ...............            21,378         30,050         36,444           7,301           95,173
Net income (loss) ..........           $   294        $ 5,806        $ 9,831        $(23,884)        $ (7,953)
Net income (loss) per share:
    Basic ..................           $  0.01        $  0.25        $  0.41        $  (0.96)        $  (0.34)
    Diluted ................           $  0.01        $  0.23        $  0.38        $  (0.96)        $  (0.34)

                              PRI AUTOMATION, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(a) The results of the second quarter of fiscal year 2001 were affected by special charges related to inventory write-downs of $4,496,000, employee severance costs of $4,093,000, a reserve for legal costs to defend against a pending shareholder class action lawsuit of $2,980,000, a write-down of impaired assets of $2,944,000 and facilities exit costs and other costs including product discontinuance of $1,871,000.

(b) The results of the fourth quarter of fiscal year 2001 were affected by special charges related to contract losses of $8,153,000, warranty provisions of $6,263,000, inventory provisions and write-downs of $5,165,000, employee severance costs of $3,367,000, and facilities exit costs of $2,085,000.

(c) The results of the fourth quarter of fiscal year 2000 were affected by special charges related to inventory provisions and write-downs of $14,657,000, provisions for contract losses and customer penalties of $8,878,000 and provisions for warranty and other items of $1,802,000, due to manufacturing and supply chain problems encountered during the quarter within the Company's Factory Systems segment.

P. SUBSEQUENT EVENT:

       On October 23, 2001, the Company entered into an Agreement and Plan of Merger with Brooks Automation, Inc. ("Brooks") and its wholly owned subsidiary, Pontiac Acquisition Corp. Under the merger agreement, holders of the Company's common stock will receive 0.52 shares of Brooks common stock for each share of the Company's common stock outstanding at the time of the merger. The merger, expected to close in the first calendar quarter of 2002, is subject to certain conditions, including regulatory approvals, the approval of the merger by the Company's stockholders, and the approval by Brooks' stockholders of the issuance of the common stock of Brooks in the merger. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase transaction.

                            BROOKS AUTOMATION, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On October 23, 2001, Brooks and PRI entered into the merger agreement. Pursuant to the merger agreement and subject to its terms and conditions, PRI common stockholders will receive 0.52 shares of Brooks common stock for each share of PRI common stock.

     The merger, which is expected to close in the first calendar quarter of 2002, is contingent upon the fulfillment of specified conditions, including all required regulatory approvals, the approval of the merger by the stockholders of PRI and the approval of the issuance of Brooks common stock in connection with the merger by the stockholders of Brooks. The merger will be accounted for as a purchase of assets.

     On October 5, 2001, Brooks acquired certain of the assets of General Precision, Inc., or GPI, in exchange for 850,000 shares of Brooks common stock, with a market value of approximately $26.2 million at the time of issuance (based upon the average closing price for two days before and the day of the consummation of the transaction), subject to post-closing adjustments. GPI, located in Valencia, California, is a supplier of high-end environmental solutions for the semiconductor industry. The transaction was accounted for as a purchase of assets. The consolidated balance sheet of Brooks at December 31, 2001 includes the assets acquired and liabilities assumed of GPI. The results of operations of GPI for the period subsequent to October 5, 2001 are included within the unaudited historical consolidated statement of operations data of Brooks for the quarter ended December 31, 2001.

     The following tables show summary unaudited pro forma financial information as if Brooks, GPI and PRI had been combined as of the beginning of the period for statement of operations purposes and as if Brooks and PRI had been combined as of December 31, 2001 for balance sheet purposes.

     The unaudited pro forma combined financial information is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisitions of PRI and GPI are derived from the estimates of purchase price paid and estimated fair values of the assets acquired and liabilities assumed. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2000 for statement of operations or December 31, 2001, for financial position, respectively, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of Brooks and PRI and related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Brooks and PRI contained in their respective annual reports and quarterly reports, and other information Brooks and PRI have filed with the SEC, and the audited financial statements of GPI included in Brooks' current report on Form 8-K/A filed April 4, 2002.

     The fiscal year end of GPI was December 31. The pro forma statement of operations for the year ended September 30, 2001 includes the unaudited results for the fourth quarter of the fiscal year ended December 31, 2000 and the first, second and third quarters of fiscal 2001 of GPI.

                            BROOKS AUTOMATION, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                                        PRI
                                                                                    ACQUISITION
                                                         HISTORICAL   HISTORICAL     PRO FORMA      PRO FORMA
                                                         BROOKS(A)      PRI(B)      ADJUSTMENTS      COMBINED
                                                         ----------   ----------   --------------   ----------
ASSETS
Current assets
  Cash and equivalents.................................   $130,151     $ 62,502      $       --     $  192,653
  Marketable securities................................     40,013           --              --         40,013
  Accounts receivable, net.............................     85,937       19,468              --        105,405
  Inventories..........................................     54,450       80,777          (2,750)(1)    132,477
  Prepaid expenses and other current assets............     12,460        9,509              --         21,969
  Deferred income taxes................................     25,679           --          24,987(1)      50,666
                                                          --------     --------      ----------     ----------
    Total current assets...............................    348,690      172,256          22,237        543,183
Fixed assets, net......................................     69,488       16,924          (3,200)(1)     83,212
Intangible assets, net.................................     55,760        1,834         213,744(1)     271,338
Goodwill, net..........................................     86,665        1,438         230,304(1)     318,407
Long-term marketable securities........................    132,474           --              --        132,474
Deferred income taxes..................................     21,167           --          58,324(1)      79,491
Other assets...........................................     16,156       15,638              --         31,794
                                                          --------     --------      ----------     ----------
    Total assets.......................................   $730,400     $208,090      $  521,409     $1,459,899
                                                          ========     ========      ==========     ==========
LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS'
  EQUITY
Current liabilities
  Notes payable........................................   $ 19,249     $     --      $       --     $   19,249
  Current portion of long-term debt....................         79           --              --             79
  Accounts payable.....................................     15,018       11,119              --         26,137
  Accrued expenses and other current liabilities.......     69,037       89,038          38,791(1)     196,866
                                                          --------     --------      ----------     ----------
    Total current liabilities..........................    103,383      100,157          38,791        242,331
Long-term debt.........................................    175,564           --              --        175,564
Deferred income taxes..................................      5,536           --          86,242(1)      91,778
Other long-term liabilities............................      2,198          729             546(1)       3,473
                                                          --------     --------      ----------     ----------
  Total liabilities....................................    286,681      100,886         125,579        513,146
                                                          --------     --------      ----------     ----------
Minority interests.....................................        705           --              --            705
                                                          --------     --------      ----------     ----------
Stockholders' equity
  Common stock.........................................        200          257            (124)(1)        333
  Additional paid-in capital...........................    503,853      261,229         265,196(1)   1,030,278
  Accumulated other comprehensive income (loss)........     (6,267)       1,661          (1,661)(1)     (6,267)
  Deferred compensation................................     (1,618)          --         (23,524)(1)    (25,142)
  Retained earnings (accumulated deficit)..............    (53,154)    (155,943)        155,943(1)     (53,154)
                                                          --------     --------      ----------     ----------
    Total stockholders' equity.........................    443,014      107,204         395,830        946,048
                                                          --------     --------      ----------     ----------
    Total liabilities, minority interests and
      stockholders' equity.............................   $730,400     $208,090      $  521,409     $1,459,899
                                                          ========     ========      ==========     ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements
---------------

(A) As reported in Brooks' quarterly report on Form 10-Q/A for the three months ended December 31, 2001 as filed with the SEC.

(B) As reported in PRI's quarterly report on Form 10-Q/A for the three months ended December 30, 2001 as filed with the SEC.

                            BROOKS AUTOMATION, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           GPI                                          PRI
                                                       ACQUISITION        PRO FORMA                 ACQUISITION
                             HISTORICAL   HISTORICAL    PRO FORMA          COMBINED    HISTORICAL    PRO FORMA          PRO FORMA
                             BROOKS(A)       GPI       ADJUSTMENTS        BROOKS/GPI     PRI(B)     ADJUSTMENTS         COMBINED
                             ----------   ----------   -----------        ----------   ----------   -----------         ---------
Revenues...................   $381,716     $15,487       $    --           $397,203     $268,558     $     --           $ 665,761
Cost of revenues...........    229,332       8,748            --            238,080      233,228        1,264(5)          472,572
                              --------     -------       -------           --------     --------     --------           ---------
  Gross profit.............    152,384       6,739            --            159,123       35,330       (1,264)            193,189
                              --------     -------       -------           --------     --------     --------           ---------
Operating expenses
                                                                                                        1,436(5)
  Research and
    development............     60,868          --            --             60,868       62,175         (552)(6)         123,927
                                                                                                        3,045(5)
  Selling, general and
    administrative.........     95,919       5,157            --            101,076       50,373          148(7)          154,642
  Amortization of acquired
    intangible assets......     30,187          --         3,619(2)          33,806           --       71,859(2)          105,665
  Acquisition-related,
    restructuring and other
    costs..................      9,314          --            --              9,314       17,340           --              26,654
                              --------     -------       -------           --------     --------     --------           ---------
    Total operating
      expenses.............    196,288       5,157         3,619            205,064      129,888       75,936             410,888
                              --------     -------       -------           --------     --------     --------           ---------
Income (loss) from
  operations...............    (43,904)      1,582        (3,619)           (45,941)     (94,558)     (77,200)           (217,699)
  Interest (income)
    expense, net...........     (8,471)       (153)           --             (8,624)      (3,349)          --             (11,973)
  Other (income) expense,
    net....................      1,090          --            --              1,090           (4)          --               1,086
                              --------     -------       -------           --------     --------     --------           ---------
Income (loss) before income
  taxes and minority
  interests................    (36,523)      1,735        (3,619)           (38,407)     (91,205)     (77,200)           (206,812)
                                                             704(3)                                       (59)(7)
Income tax provision
  (benefit)................     (6,439)         42        (1,556)(4)         (7,249)       2,091      (36,261)(8)         (41,478)
                              --------     -------       -------           --------     --------     --------           ---------
Income (loss) before
  minority interests.......    (30,084)      1,693        (2,767)           (31,158)     (93,296)     (40,880)           (165,334)
Minority interests in loss
  of consolidated
  subsidiary...............       (424)         --            --               (424)          --           --                (424)
                              --------     -------       -------           --------     --------     --------           ---------
Income (loss) from
  continuing operations....   $(29,660)    $ 1,693       $(2,767)          $(30,734)    $(93,296)    $(40,880)          $(164,910)
                              ========     =======       =======           ========     ========     ========           =========
Loss per share from
  continuing operations:
  Basic....................   $  (1.65)                                    $  (1.63)                                    $   (5.12)
  Diluted..................   $  (1.65)                                    $  (1.63)                                    $   (5.12)
Shares used to compute loss
  per share from continuing
  operations:
  Basic....................     18,015                       850             18,865                    13,350              32,215
  Diluted..................     18,015                       850             18,865                    13,350              32,215

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements
---------------
(A) As reported in Brooks' annual report on Form 10-K/A for fiscal 2001 as filed with the SEC.

(B) As reported in PRI's annual report on Form 10-K/A for fiscal 2001 as filed with the SEC.

                            BROOKS AUTOMATION, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      PRI
                                                                  ACQUISITION
                                        HISTORICAL   HISTORICAL    PRO FORMA    PRO FORMA
                                        BROOKS(A)      PRI(B)     ADJUSTMENTS   COMBINED
                                        ----------   ----------   -----------   ---------
Revenues..............................   $ 61,455     $54,893      $     --     $116,348
Cost of revenues......................     37,341      42,188           314(5)    79,843
                                         --------     -------      --------     --------
  Gross profit........................     24,114      12,705          (314)      36,505
                                         --------     -------      --------     --------

Operating expenses
                                                                        357(5)
  Research and development............     14,134       9,496          (206)(6)   23,781
                                                                        756(5)
  Selling, general and
     administrative...................     18,905      10,124            37(7)    29,822
  Amortization of acquired intangible
     assets...........................      3,633          --        17,965(2)    21,598
  Acquisition-related, restructuring
     and other costs..................        100          --            --          100
                                         --------     -------      --------     --------
  Total operating expenses............     36,772      19,620        18,909       75,301
                                         --------     -------      --------     --------
Income (loss) from operations.........    (12,658)     (6,915)      (19,223)     (38,796)
  Interest (income) expense, net......       (246)         --            --         (246)
  Other (income) expense, net.........       (553)       (680)           --       (1,233)
                                         --------     -------      --------     --------
Income (loss) before income taxes and
  minority interests..................    (11,859)     (6,235)      (19,223)     (37,317)
                                                                        (15)(7)
Income tax provision (benefit)........     (4,068)        519        (2,412)(8)   (5,976)
                                         --------     -------      --------     --------
Income (loss) before minority
  interests...........................     (7,791)     (6,754)      (16,796)     (31,341)
Minority interests in loss of
  consolidated subsidiary.............        (57)         --            --          (57)
                                         --------     -------      --------     --------
Income (loss) from continuing
  operations..........................   $ (7,734)    $(6,754)     $(16,796)    $(31,284)
                                         ========     =======      ========     ========
Loss per share from continuing
  operations:
  Basic...............................   $  (0.39)                              $  (0.94)
  Diluted.............................   $  (0.39)                              $  (0.94)
Shares used to compute loss per share
  from continuing operations:
  Basic...............................     19,886                    13,350       33,236
  Diluted.............................     19,886                    13,350       33,236

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements
---------------
(A) As reported in Brooks' quarterly report on Form 10-Q/A for the three months ended December 31, 2001 as filed with the SEC.

(B) As reported in PRI's quarterly report on Form 10-Q/A for the three months ended December 30, 2001 as filed with the SEC.

                            BROOKS AUTOMATION, INC.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

(1) To record the purchase accounting of the assets to be acquired and the liabilities to be assumed of PRI subject to adjustment pending the completion of a post-closing review of the purchased assets. The pro forma information assumes that Brooks will issue 13,350,412 shares of its common stock as the consideration for the acquisition of PRI, based upon the outstanding shares of PRI common stock at December 31, 2001 of 25,673,870 at a conversion rate of 0.52 shares of Brooks common stock per share of PRI common stock and will exchange PRI stock options for Brooks stock options at the same conversion rate. The fair value of Brooks common stock per share was calculated as $33.60 per share, which represents the average closing price for two days before, the day of and two days after the announcement of the merger, on October 24, 2001. Brooks has calculated the fair value of the options to be exchanged to be $78.0 million as of December 31, 2001 using the Black-Scholes option pricing model, a fair value of Brooks common stock of $33.60 per share, volatility of 100%, an expected option life of four years, zero dividends and a risk free rate of 4.12%, in accordance with Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB Opinion No. 25." Brooks also has accounted for $15.8 million for anticipated transaction fees, which include $7.2 million of legal and accounting fees, $7.5 million of investment bankers fees, $0.4 million of tax structuring fees, $0.5 million of intellectual property filing fees and $0.2 million of due diligence fees.

    The acquisition of PRI by Brooks will give rise to the consolidation and elimination of certain PRI duplicate facilities and redundant PRI personnel. Brooks has provided certain pro forma balance sheet adjustments in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." Brooks anticipates headcount reductions of approximately 300 people across all functional areas of the combined company and, as such, has included an estimated charge for workforce reductions of $10.4 million comprised of severance, employee benefits, and outplacement support. These payments are expected to occur during the six months following the merger. The former chief executive officer of PRI has entered into a non-competition agreement with Brooks which will become effective upon completion of the combination and which will require a total payment of $1.1 million over a two-year period, of which $0.6 million has been recorded as a long term liability. The intrinsic value of the unvested options to be exchanged in the acquisition has been estimated at $23.5 million and will be recorded as deferred compensation. The deferred compensation will be recognized over the remaining vesting period of the options, which range up to five years. Brooks has preliminarily identified redundant facilities consisting of sales and support offices, manufacturing facilities, and administrative offices. As such, an accrual of $11.0 million to terminate lease obligations under these agreements has been included as an adjustment. These payments represent the minimum rental commitment on facilities with lease terms to 2011. Brooks has estimated fixed assets of approximately $3.2 million will be abandoned or rendered obsolete and disposed of, related to the exiting of facilities and the integration of PRI's business with Brooks' business and financial systems. Brooks has identified certain of PRI's product lines which compete directly with Brooks' existing product lines. These PRI product lines will be discontinued and, as a result, an estimate reflecting a charge for inventory obsolescence of $2.75 million was recorded to inventory and $1.0 million was recorded to accrued expenses for future purchase commitments for these product lines. These duplicate inventory and fixed asset items will be disposed of through the use of third party asset reclamation firms. The discontinuation of those product lines is not expected to have a material adverse impact on the combined company. Brooks has increased its net deferred tax assets by $83.3 million, less $86.2 million of deferred tax liabilities incurred related to the identifiable intangible assets to be acquired, for a net deferred tax liability of $2.9 million.

    Brooks believes the above actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized. Brooks expects to complete these restructuring efforts within one year.

    A summary of the transaction is as follows (in thousands):

Estimated consideration:
  Stock.....................................................  $448,547
  Stock options.............................................    78,011
  Transaction costs.........................................    15,800
                                                              --------
     Total estimated consideration..........................   542,358
                                                              --------
Net tangible assets acquired................................   103,932
                                                              --------
Estimated acquisition adjustments:
  Workforce reductions......................................    10,445
  Non-competition agreement.................................     1,092
  Deferred compensation.....................................   (23,524)
  Duplicate facilities and fixed assets.....................    14,200
  Duplicate inventory and inventory purchase commitments....     3,750
  Deferred income taxes.....................................     2,931
                                                              --------
     Total estimated acquisition adjustments................     8,894
                                                              --------
  Estimated excess of purchase price over net tangible
     assets acquired........................................  $447,320
                                                              ========
Preliminary allocation of excess of purchase price over net
  tangible assets acquired:
  Identifiable intangible assets............................  $215,578
  Goodwill..................................................   231,742
                                                              --------
  Estimated excess of purchase price over net tangible
     assets acquired........................................  $447,320
                                                              ========

    Brooks believes the $215,578,000 of identifiable intangible assets will be allocated to completed technology, customer relationships, patents, non-competition and license agreements.

    Adjustments to PRI historical data made in determining the net tangible assets acquired of $103,932,000 include the elimination of $1,834,000 of intangible assets and $1,438,000 of goodwill previously recognized as assets by PRI.

(2) To record amortization expense for the identifiable intangible assets. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of FAS 141. Brooks expects this process and subsequent allocation of purchase price to be complete within 60 days of the closing of the transaction. Brooks' preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be three years. The acquired identifiable intangible assets will be amortized using the straight-line method. A change in the allocation between the acquired identifiable intangible assets and goodwill for both GPI and PRI of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $333,000. An increase in the weighted average useful life of the acquired identifiable intangible assets from three years to four years would result in a decrease in pro forma annual amortization expense of approximately $18,869,000 and $4,717,000 for the year ended September 30, 2001 and the three months ended December 31, 2001, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from three years to two years would result in an increase in pro forma annual amortization expense of approximately $37,739,000 and $9,435,000 for the year ended September 30, 2001 and the three months ended December 31, 2001, respectively.

(3) To adjust the income tax expense recorded by GPI in its historical statements of operations to reflect the 43.0% tax rate applicable to a subsidiary of Brooks operating in California. This adjustment results in additional pro forma tax expense of $704,000 for the year ended September 30, 2001.

(4) To record the income tax effect of the pro forma adjustment to amortization of acquired intangible assets. This adjustment was recorded at 43.0%, and results in a reduction of pro forma tax expense by $1,556,000 for the year ended September 30, 2001.

(5) To record amortization of deferred compensation arising from the proposed acquisition. Incremental pro forma compensation expense of $1,264,000, $1,436,000, and $3,045,000 was recorded to cost of revenues, research and development, and selling, general and administrative expenses, respectively, for the year ended September 30, 2001 and $314,000, $357,000, and $756,000,
    respectively, for the three months ended December 31, 2001.

(6) To reverse amortization expense related to intangible assets of PRI existing prior to the proposed acquisition. Amortization expense of $552,000 and $206,000 was reversed from research and development expense for the year ended September 30, 2001 and the three months ended December 31, 2001, respectively.

(7) To record additional pro forma compensation expense of $148,000 and related income tax benefit of $59,000 for the year ended September 30, 2001 and $37,000 and related income tax benefit of $15,000 for the three months ended December 31, 2001, calculated at the applicable tax rate of 40%, related to the terms of the employment agreement between Brooks and its president, Robert J. Therrien. This salary increase is effective upon completion of the merger of Brooks with PRI.

(8) To record temporary tax differences arising on acquisition of PRI and to record the pro forma benefit of taxable losses of $36,261,000 for the year ended September 30, 2001 and $2,412,000 for the three months ended December 30, 2001 which would have been capitalized if the acquisition had occurred on October 1, 2000 and October 1, 2001, respectively. Adjustments were recorded utilizing the Brooks applicable tax rate of 40%.

The acquisition of PRI by Brooks Automation will give rise to the consolidation and elimination of certain duplicate Brooks facilities and redundant Brooks personnel. Brooks anticipates headcount reductions of approximately 90 people across all functional areas of the business and will include an estimated charge for workforce reductions related to its current operations of $12.9 million comprised of severance, employee benefits, and outplacement support. Brooks has preliminarily identified redundant facilities consisting of sales and support offices, manufacturing facilities, and administrative offices. As such, an accrual of $2.0 million to terminate lease obligations under these agreements will be included as an adjustment. Brooks has estimated fixed assets of approximately $5.0 million will be abandoned or rendered obsolete and disposed of, related to the exiting of facilities and the integration of PRI onto Brooks' business and financial systems. In addition, incremental capital expenditures of $8.8 million are estimated for incremental leasehold improvements and information technology requirements. Brooks has identified certain of its product lines that compete directly with PRI's existing product lines. These Brooks' product lines will be discontinued and, as such, an estimate reflecting a charge for inventory obsolescence of $13.6 million will be recorded to inventory. These duplicate inventory and fixed asset items will be disposed of through the use of third party asset reclamation firms. The exiting of those product lines is not expected to have a material adverse impact on the combined company. Brooks expects to incur integration and transition related expenses of $12.1 million. As a result of the merger, Brooks' chief executive officer will vest in certain incremental retirement benefits, and as such an incremental accrual of $2.8 million will be provided.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 15, 2002                 BROOKS-PRI AUTOMATION, INC.


                                     By: /s/ Ellen B. Richstone
                                        ---------------------------------------
                                     Ellen B. Richstone
                                     Senior Vice President of Finance and
                                     Administration and Chief Financial Officer

                                  EXHIBIT INDEX


    ITEM NO.     DESCRIPTION

    23.1 Consent of PricewaterhouseCoopers LLP (Independent Accountants for PRI Automation, Inc.)